UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 10, 2011

MADISON ENTERPRISES GROUP, INC.
(Exact name or registrant as specified in its charter)

Delaware	333-142666	20-8380322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, NY 10017
(Address of Principal Executive Offices, Including Zip Code)

212-330-8053
(Registrant's Telephone Number, Including Area Code)

488 Madison Avenue, Suite 1100
New York, NY 10022
(Former Address, Provided on Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Acquisition Agreement

Madison Enterprises Group, Inc. (“Madison”, "We", "Us", "Our" or the "Company"), a Delaware corporation, on May 10, 2011, closed with respect to an Acquisition Agreement dated May 10, 2011 (the “Acquisition Agreement”) entered into with Fastfix, Inc. (“Fastfix”), a Delaware corporation (the “Closing”). Pursuant to the terms of the Acquisition Agreement, Madison agreed to acquire up to 100%  of the issued and outstanding shares of common stock of Fastfix from the stockholders of Fastfix (the “Fastfix Stockholders”) in exchange for up to 2,824,800 shares of the common stock of Madison. Pursuant to the Acquisition Agreement, the Fastfix stockholders unable to deliver their shares of Fastfix Common Stock to Madison at the Closing were required to deliver such shares on or prior to June 9, 2011. The June 9, 2011 deadline was extended several times.

Madison agreed to issue a pro rata amount of the 2,824,800 shares to each of the Fastfix Stockholders who transfers his, hers, or its shares to Madison. As provided by the Acquisition Agreement, Madison agreed to acquire from the Fastfix Stockholders  99,658,626 shares which were issued and outstanding of the 100,000,000 shares authorized. It was subsequently determined that only 1500 shares were authorized. Therefore, all calculations of shares owned by the Fastfix stockholders have been adjusted to reflect a total of 1500 shares issued and outstanding immediately prior to the Acquisition Agreement.   At the Closing, Madison received 1,375 shares constituting 91.66% of the issued and outstanding Common Stock of Fastfix from Fastfix Stockholders and issued 2,589,111 shares constituting 80.66% of the issued and outstanding shares of Madison’s Common Stock. This exchange of shares represented a change of control of Madison from the stockholders of Madison to the Fastfix Stockholders (the “Acquisition”). Subsequent to the Closing through the date hereof, Madison received an additional 123 shares constituting 8.2% of the issued and outstanding Common Stock of Fastfix from the Fastfix Stockholders and issued 212,634 shares of Madison’s Common Stock to those Fastfix Stockholders. Accordingly, an aggregate of 1498 shares constituting 99.87% of the issued and outstanding common stock of Fastfix have been received from the Fastfix Stockholders and 2,821,033 shares of Madison’s Common Stock constituting 87.882% of Madison’s Common Stock issued and outstanding were issued to the Fastfix Stockholders.
The percentages set forth in the preceding paragraph do not include the shares which we redeemed from Mintz & Fraade Enterprises, LLC and Sierra Gray Capital, LLC. Pursuant to the Acquisition Agreement, Mintz & Fraade Enterprises, LLC and Sierra Gray Capital, LLC agreed to deliver to us for redemption 2,824,800 shares of Madison's Common Stock, in consideration for the payment of $150,000 payable to Mintz & Fraade, P.C. on behalf of Mintz & Fraade Enterprises, LLC and Sierra Grey Capital, LLC as follows: (i) $37,500 from the first $75,000 of funds received from any source including, but not limited to, a private or public debt or equity offering and (ii) when $37,500 from each additional $75,000 of funds which are received from any source including, but not limited to, a private or public debt or equity offering, so that when $300,000 is received from any source including, but not limited to, a private or public debt or equity offering, the full $150,000 shall have been paid and 2,824,800 shares of Madison Common Stock shall have been paid for.

Pursuant to the Acquisition Agreement, only one Fastfix Stockholder who owns 2 shares representing 0.13% of Fastfix’s issued and outstanding shares prior to the Closing has failed to transfer his Fastfix shares to Madison and did not receive 3,767 shares which constitutes 0.8% of Madison’s Common Stock issued and outstanding.

Pursuant to the Acquisition Agreement as amended, the parties agreed that subsequent to the Closing Madison shall:

1.
Amend its Certificate of Incorporation to increase the number of authorized shares to 160,000,000 shares, of which 150,000,000 shares shall be Common Stock and 10,000,000 shares shall be Preferred Stock;

2.	Iincrease the number of outstanding shares of Madison by implementing a 12.3902577-for-1 stock split and
3.	File a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State to change its name to “Fastfix, Inc.” (“Fastfix”).

Subsequent to the Closing, Management determined to increase the number of shares of Common Stock to be authorized to 200,000,000 and the number of shares of Preferred Stock to be authorized to 25,000,000, resulting in a total number of authorized shares of 225,000,000. Management has not increased the number of authorized shares of Common Stock as of this date.

Prior to the execution of the Acquisition Agreement, 21 stockholders of Madison whose shares are included in our Registration Statement declared effective by the SEC signed a letter agreeing not to sell their shares prior to the occurrence of the filing of this Form 8-K and the filing of a post-effective amendment of the Company’s Form S-1 and such post-effective amendment being declared effective.

The Acquisition Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants. This brief discussion with respect to the Agreement is qualified by reference to the provisions of the Acquisition Agreement as amended which is attached as Exhibit 1.1 to this Form 8-K.

The effect of the Acquisition Agreement is such that effectively a reorganization of the entities has occurred for accounting purposes and is deemed to be a reverse acquisition. Subsequent to the Closing pursuant to the Acquisition Agreement, the financial statements presented are those of a combined Fastfix, as if the Acquisition Agreement had been in effect retroactively for all periods presented. Immediately following the closing pursuant to the Acquisition Agreement, Fastfix and its stockholders have effective control of Madison, even though Madison has acquired Fastfix. For accounting purposes, Fastfix will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Madison, i.e., a capital transaction involving the issuance of shares by Madison for the shares of Fastfix. Accordingly, the combined assets, liabilities and results of operations of Fastfix became the historical financial statements of Madison at the closing of the Acquisition Agreement, and Madison’s assets, liabilities and results of operations have been consolidated with those of Fastfix commencing as of May 10, 2011, the date of the Closing. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. As this transaction is being accounted for as a reverse acquisition, all direct costs of the transaction have been charged to additional paid-in capital. All professional fees and other costs associated with transaction have been charged to additional paid-in-capital.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Acquistion Agreement dated May 10, 2011 we acquired an aggregate of one thousand four hundred ninety eight (1,498) shares of Fastfix Common Stock in exchange for two million eight hundred twenty one thousand thirty three (2,821,033) shares of the Madison Common Stock.

DESCRIPTION OF OUR BUSINESS

Forward Looking Statements

Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this report, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the risk factors section and elsewhere in this report.  Any such statements are representative only as of the date of this report.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this report or to reflect the occurrence of unanticipated events, except for such updates to this report as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

History and Development (Organization within Last 5 Years)

Madison was incorporated under the laws of the State of Delaware on August 17, 2006.  Since inception, Madison has been engaged in developmental stage activities and organizational efforts, including, but not limited to, obtaining initial funding.  Based upon its proposed business activities, Madison was deemed a "blank check" company. The SEC defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Madison was, as defined in Rule 12b-2 under the Exchange Act, also a “shell company,” defined as a company with no or nominal assets (other than cash) and no or nominal operations.

Prior to the Acquisition, Michael Zaroff served as President and as a Director, Frederick M. Mintz served as Chairman of the Board and as a Director and Alan P. Fraade, Madison’s original incorporator, served as Principal Accounting Officer, Principal Financial Officer, Vice President, Secretary and as a Director. As part of the Acquisition Agreement, on May 10, 2011 Madison’s three Directors appointed Vijaya Iswara and Craig Eckert as Directors.  Messrs. Zaroff, Mintz and Fraade then resigned all of their respective positions as officers and directors of the Registrant. Messrs. Iswara and Eckert thereafter appointed Mr. Iswara as Chairman and Secretary and Mr. Eckert as President and Chief Executive Officer of the Company. Accordingly, Vijaya Iswara and Craig Eckert are  presently the sole officers and directors.

Madison has not been involved in any bankruptcy, receivership or similar proceeding.

Fastfix, Inc.

Fastfix was incorporated on July 21, 2005 pursuant to the laws of the State of Delaware.  Fastfix is a development stage company and has no revenues to date. Fastfix is in the beginning stages of its business and intends to provide transactional support by acting as brokers to facilitate international shipping transactions. Fastfix intends to commence providing services to cargo owners, ship owners, ship brokers, international traders and international bankers by matching bulk cargo owners of materials including, but not limited to, grain, steel, scrap metal, cement, sand, ores, minerals, with a compatible vessel. Matching is currently provided by Fastfix offline in a limited capacity, primarily for research and process validation purposes. Such offline matching has yet to result in any revenue for Fastfix. However, Fastfix has been developing an Internet-based transactional system for matching cargo owners to compatible vessels known as the Fastfix Global bulk cargo ocean freight fixture trade planning system (the “System”), which will become a fully integral part of our business activities when it is launched.  Matching via the Internet will be done through a software program which matches cargo with specific shipping requirements with specific vessels.  The System will use software generated logic which allows its customers to negotiate terms and conditions and successfully conclude a transaction. The System will provide a global trade structure for physical markets, secondary markets and derivative markets. Fastfix’s business goal is to provide a proprietary technological system offering a complete transactional solution.

There are approximately 1,000 users currently using a “Beta” System without charge. Management believes that assuming the success of the Beta System, there will be increased registrations and paid subscriptions.

From July 2005 until December 2005, Fastfix developed rudimentary versions of Tradegenie and Quotemaster, two components of the System which form the basic foundation for the System and manually developed several basic test databases and used them as connecting points for both modules to generate test results.

From January 2006 until December 2006, Fastfix developed the rudimentary framework for other components of the System, Docs Module #6, Payments Module, Admin management Framework, compilations of Ship databases with over 25 different technical parameters for about 1200 ships, technical compilations of ports data on over 2800 global ports, and technical data compilations for Deal Driver module. During this time Fastfix also completed several related revisions to versions of the System which had been developed by earlier programming efforts in previous year.

From January 2007 until December 2007, Fastfix designed and developed complicated and process intensive features such as transactional forms, ship tracking mechanisms, fleet tracking features and fine tuning of various existing pieces to be in sync with each other. Fastfix also performed test marketing efforts to verify the extent of adjustments needed for registration procedures and other user and administrative modules.

From January 2008 until December 2008, Fastfix spent the early part of the year researching the global dynamics and shifting trends of the shipping industry.  Fastfix also made logical enhancements to the design framework related to the physical markets segment. Fastfix suspended further development activities from June through end of the year due to death of one of our key collaborators and lack of clear direction for leading technical efforts.

From January 2009 until December 2009, broader framework and linkages between various market segments were researched and models developed. As a result, the physical shipping markets of the System were expanded into secondary and derivative markets structures. Also, Fastfix built an entire separate module for generating various administrative housekeeping reporting pieces plus the highly complex transparency yielding charts and graphs segment which enable contracts trading. An estimated 10,000 different charts and graphs can be generated by the user according to his or her own requirements.

From January 2010 until December 2010, Fastfix continued fine tuning various software pieces, data upgrades, user guides, marketing material upgrades, and feature focus documents. How To documents were developed. In addition, offline matching opportunities were pursued to facilitate active testing of real life business scenarios. Fastfix also analyzed process combinations developed on the System versus non technology processes.

From January 2011 until the present, Fastfix brought in a fulltime Chief Executive Officer as team leader to propel execution of the Company’s business plan. Fastfix pursued real life business scenarios as test cases and continues to evaluate System features with a view to possibly improving process steps into five clearly defined steps, improving user experience, and improving look and feel.

Fastfix expanded research efforts into related areas with a view to developing mobile market solutions and broader markets such as developing a global trade infrastructure for both export and import side processes. Fastfix also made presentations to some of the highest level officials at the International Trade Administration, the President’s Export Council (PEC) and the National Export Initiative (NEI) in Washington DC.

Currently, Fastfix has two full time employees, Craig Eckert and Vijaya Iswara. Fastfix also has four part time consultants who participate in variety of roles including database building, market lead generation, charter inquiry services and accounting. Upon achieving sufficient capital, Fastfix anticipates increasing the total number of full time employees to six.

Our corporate address is 330 Madison Avenue, New York, NY 10017. We maintain a website with the following address: www.fastfixinc.com.

The System

Fastfix is in the process of developing, and has filed a patent for, the Fastfix Global bulk cargo ocean freight fixture trade planning system (the “System”), which will be an Internet-based transactional system for matching cargo owners to compatible vessels. Software development is currently on hold until sufficient working capital is available. Management believes that it will need approximately $1.2 million to complete the software. When working capital is available, management intends to complete the remaining stages of development of the System.  Currently, the available framework, to the extent programming has been completed, has the ability to provide users with sufficient capability and supporting features for achieving a full transactional cycle. However, there are certain critical databases which need to be acquired and further streamlining of other related processes which have to be completed in order to make the model commercially viable.

The System will consist of channels of accumulating necessary inputs, from both internal and external data points, to process global bulk cargo, ocean freight fixture and trading methods for improving and simplifying a global trade delivery system. The System currently has many data collection points which can be treated as necessary inputs to facilitate the transactional cycle. However, we are doing further research to simplify this process further. The System accomplishes this by offering product pricing efficiencies by consistently delivering lower costs of raw materials and finished goods at wholesale levels. This is an expected derivative of successful implementation of the System and should come as a result of user participation. The System will be a single point global trade planner which provides infrastructure network for traders, charterers, owners, brokers, financial institutions and others by offering full integration of disparate commercial ship fixing processes with applicable financial trading processes. Management believes this integration will improve planning international bulk shipment, minimizing freight capital blocked in a transaction, calculating launch timing for banking instruments, managing currency, production, commodity pricing and ship sourcing risks, negotiating charter party terms, facilitating high level transparency of voyage processes, and causing efficient deployment of global shipping fleets.

One of Management's main goals for the System besides creating a coherent global trade planning facility is to achieve real time liquidity of capital blocked in commodity and ocean freight commitments. Many dry bulk commodities form the inputs in various processes occurring in global factories. In international trade, while a commodity is being sourced and shipped, there can be a lag time of several weeks to sometimes months between its origin and final destination. Such travel time blocks significant amounts of financial capital in legally binding commitments for all corporate participants. Management believes the System will facilitate implementation of a trade planner by seamlessly integrating ground level commercial ship fixing processes via direct global bidding and dynamic real time pricing of shipping assets for each specific cargo parcel for charter contracts. Management believes that the System will solve ocean freight problems for physical market participants including dry or liquid bulk ship owners, operators, ship brokers, charterers, cargo trading companies, ship or cargo agency businesses and Letter of Credit or trade finance providing financial institutions. Management believes the System can be connected with barges, and will integrate barge loading of cargos in both export and import sector activities on major river systems around the globe. As a direct result of this penultimate process of the System, commodities which originate from deep in the hinterland can be priced for river transport along with ocean shipping at a single location for the purposes of achieving transparency of shipping costs from origin to destination.

Management believes the System will also provide liquidity to freight and commodity contracts through financial trading mechanisms by connecting to the traditional commodity, maritime and option exchanges worldwide. This process should potentially open up the freight markets to exponential growth levels akin to other financial derivative innovations. This is also directly dependent upon market acceptance and user participation. The System can provide the medium to develop such new markets, especially for freight contracts. Design of the contracts achieved under the System could resolve structural deficiency currently inherent in the market place and result in sound rationale for pricing volatile and cyclical shipping markets. Since Management believes that the System will facilitate perpetual fixing opportunity for ships in the physical markets, the secondary and derivative markets can operate on accepted fundamental facts instead of dependency upon thin market spectrum.

Intellectual Property

Patents and Licenses

On May 25, 2005, our Chairman and one of our Directors, Mr. Vijaya Iswara, filed a patent application for the FastFix-The Cargo Fixture System with the United States Patent and Trademark Office (USPTO). The Serial No. is 908753 and Series Code is 10.  The publication date is November 30, 2006.  The System offers a comprehensive solution which, management believes, may maintain the highest degree of relevance to market forces, cost structures unique to individual shipping organizations, ongoing but ever changing worldwide supply and demand for tonnage, expectations of commodity traders, shipbrokers and other participants such as international bankers.

As of the date of this filing, this patent has not been approved by the USPTO.

Mr. Vijaya Iswara has agreed to assign the FastFix-The Cargo Fixture System patent to the Company pursuant to the Acquisition Agreement, although an assignment agreement has not yet been entered into.

We intend to trademark all appropriate service or trade names which we have utilized and referenced in our filing with the USPTO, including, but not limited to, the following:

1. COA Plan
2. Corporate Grids
3. Fastfix Final Report
4. FGB A/C or Fastfix Global Bucks A/C
5. FGB Sub A/C
6. Level I Freight Quote
7. Level II Freight Quote
8. Level III Freight Quote
9. Maritime Freight Bid
10. Port Connector-View
11. Post-A-Quote
12. QuoteMaster
13. Rate My FSPN
14. ShipYES Report
15. Source-Agent
16. Trade Genie
17. View Operating Days

The Freight Market

The freight market is extensive and complex with ship owners, operators and charterers at the mercy of fluctuating freight rates. Thousands of events can have an impact upon the cost of sea transport and anyone moving bulk commodities operates in an extremely volatile environment. Seaborne trade is vital in enabling the global economy to function. The world relies upon a fleet of ships with a cargo carrying capacity, as of the beginning of 2010, of 1,276 million deadweight tons (source: United Nations Conference on Trade and Development – Review of Maritime Transport 2010; “UNCTAD”) to carry every conceivable type of product from grain to crude oil, iron ore and chemicals. The latest United Nations figures show that 7.94 billion tons of trade were transported by sea in 2009. (Source UNCTAD). World trade is dependent upon the availability of adequate shipping capacity.

In global commodity trades, calculating ocean freight costs is very complex. If done inaccurately, it can impair the outcome of trades that involve international movement of commodities by water. Participants in the industry utilize tools which are aimed at a company’s internal operations. With increasingly significant levels of capital being committed to global ocean freight, it is necessary that the industry participants have a clear, transparent and fluid global mechanism for the purposes of risk mitigation and risk management as it pertains to commodity and shipping costs. Pockets of activity amongst local or regional players do not offer globally competitive freight and thus undermining a firm’s competitiveness in the global market place. There is a dire necessity for bringing together different industry participants to achieve a common streamlined approach for assessing their own internal quest for ocean freight. Management believes that the System will offer globally cohesive solutions and deliver such benefits.

In recent times global trade has increased by leaps and bounds. Increasing levels of globalization caused raw material suppliers and users to source materials from new global locations and transport them to far reaching international destinations. Trading companies which exercise flexibility enter into brand new business relationships for this purpose. While these companies are able to effectively evaluate specific commodity trades they are engaged in, they are often unable to properly understand their organization's unique relationship with the global shipping maze. Hence, commodity traders in the physical movement markets simply defer to methods which are ineffective and cumbersome. For example, if a buyer in the grain trade routinely relies upon its suppliers for pricing, it offers less transparency with regards to its ocean freight costs.

Additionally, the shipping jargon, sourcing procedures, negotiating methods, and operational activities vary significantly from one type of commodity trade to another. This body of knowledge is less available for industry participants; thus making it an inefficient and restrictive aspect of the overall international trade planning processes.

Often, the freight or logistics experts which are employed by companies come from their own internal ranks, and therefore lack requisite appreciation for the complexities and intricacies of international ocean shipping methods within the context of larger global trade. This limitation stems from years of under investment in research, lack of leadership and inability to foresee connecting points. Such disconnect and under appreciation is equally prevalent amongst all international groups which are connected with each other through the common thread of global shipping process flow.

Ships and other marine transport form the most common thread for all global trade activities. They are the primary convergence point for global trade transactions where title to the goods is officially considered exchanged. The demand for international ocean shipping is of a derived nature and this situation calls for an efficient trade planning global mechanism which comprehensively addresses various critical and essential connecting points of the trade transaction. Management believes the System will efficiently connect the physical commodity trading world to the most fluid and advanced financial market systems.

Globally, dry bulk shipping is a splintered industry. Publicly traded ship-owning companies control less than 10% of the global fleet. Key segments include ship owners and ship brokers who represent either ship owners or cargo interests in the matching of suitable cargo with suitable ships at the right time and location. As ships are constantly on the move, the negotiations become extremely dynamic. As the dollar amounts involved for freight costs are high, the process is very intense. The geographic distance, currency markets, different cultures, communication and negotiation styles add to the mix of complexity. There are also many variables and technical details that must be satisfied for a ship to enter into a charter party contract.

By incorporating and streamlining certain critical processes, the System helps facilitate these negotiations. In order to gain the ability to commercialize our product, we have accumulated and continue to custom build databases. One of our databases has more than 1500 ship brokering companies in more than 50 countries. We intend to develop relationships with suitable companies as local partners in the process of commercialization.

The dry bulk segment is currently experiencing an excessive supply of ships and this is putting significant pressure on freight rates. It is expected that this trend will continue over the next one or two years.

Given the above scenario, our management believes that the System can be commercialized because it can help achieve freight contracts where none existed previously due to lack of cohesive infrastructure and lack of information. Even if ship supply is reduced in the future, we believe the System can still provide a critical medium for conducting transactions and to achieve better profitability.

This is a nascent technology and as global trade embraces internet technologies the path to commercializing the System becomes more pronounced. The System together with all its features offers a medium that enables participants to interact with each other.

Government Regulation

Management believes that the Company is not subject to any specific governmental regulation due to the nature of its intended business.

Competition

We believe our main competitors are the companies set forth below:

Triple Point Technology Inc. (“Triple Point”) is engaged in the business of risk mitigation of commodity and freight trades. Triple Point is the leading provider of software for end-to-end commodity management. This global company provides innovative solutions to competitively address the complex commodities value chain: buying, selling, trading, and procurement; enterprise risk management; scheduling and logistics; storage; processing; and settlement and accounting. Triple Point's commodity management platform enables over 260 customers in more than 35 countries to profitably manage exposure to energy and raw materials across industries including energy; metals; agriculture; transportation; shipping; consumer products; discrete manufacturers; and big box retailers. Triple Point was named a 'Leader' in Gartner's ETRM Magic Quadrant for its completeness of vision and ability to execute in 2009 and 2010. Founded in 1993, Triple Point employs over 600 persons in 11 offices and support centers around the globe.

AXSMarine is engaged in the business of integrating technical aspects of shipping. AXSMarine was formed in June 2000 and today has over 450 clients for its four specialized product lines: AXSDry, Alphaliner, AXSS&P and AXSTanker. AXSMarine produces a complete set of interactive, Internet-based decision-making tools and databases which support all commercial ship chartering activities. The products and solutions of AXSMarine are purpose-built for shipbrokers, operators, owners, charterers, research firms and financial institutions, using state-of-the-art Internet technologies. AXSMarine online tools are secure, fast and easy to use, and the databases they source are always up to date. Because they are Internet based, AXSMarine’s services are available from any computer, anywhere. There is never anything to download or install. AXSMarine subscribers can transform a massive overload of raw text data into useful, searchable information. As a result, they enable clients and clients’ teams to make faster decisions and smarter choices by easily interacting clients’ own information and market data with AXSMarine’s powerful, easy-to-use assessment and analysis tools.

Steminorder Inc. (“Steminorder”) has a listing service with enhanced matching and messaging capabilities.  Steminorder provides an online listing service for ships, cargos, sale and purchase of ships. Steminorder users may create and announce their references, tracking the performance of companies on the website. All users may evaluate and comment on services as well as advertise services and activities. With the STEMINORDER CARD platform, users may comment and criticize vessels, companies, completed businesses plus fixtures and failed businesses. Comparison of companies, services and scale of shipping market rates are also available.

Copenhagen Shipping Exchange ApS (“CPHSE”) is engaged in the business of improving ship matching capabilities, voice solutions and email communications. CPHSE was founded in 2009 by Jonas Bruhn and Stefan Avivson. The company’s headquarter is in Copenhagen, Denmark. CPHSE is owned by its co-founders and is backed by a group of American investors. CPHSE is governed by Danish law. CPHSE collaborates with and delivers software solutions to leading players of the shipping industry. CPHSE currently employs more than 20 people, all trained specialists in their respective fields. These employees work continuously to improve the user friendliness of the different software for CPHSE. After years of research and development, CPHSE now offers ship owners, principals, charterers, and brokers alike a patented online software service which ensures the option to close deals instead of searching vast amounts of emails every day for information on open vessel positions, available cargo and port activity and so on. Through reliable statistics, CPHSE also offers a tool which gives its customers in depth insights and crucial intelligence into the effects of their email communications

Stelvio Inc. (“Stelvio”) is engaged in the business of improving the traditional information silos to a web-based architecture. Stelvio is a Montreal based software development house that has been successfully designing commercial solutions since 1990. ShipDecision is a product of Stelvio. The web-based architecture removes the need for in-house servers and complex IT infrastructure. Data is stored on Stelvio-owned server farms housed for security, redundancy and high availability at two separate hosting facilities in the Greater Montreal area. With specific modules for Brokers, Operators, Charterers, Surveyors, Agents, Insurers and Registries, ShipDecision 3.0 saves time, reduces costs, and helps create a competitive advantage. It can be customized to suit an organization’s business needs and to mirror an organization’s business processes. Teams using the system gain better control of the information needed to make decisions.

Management believes that the System is a unique product which is unparalleled in the Freights and Commodities industry. Management believes that the Company enjoys a unique status because of the type of technology solution we will be presenting to the market place. The Company operates in a global market place and competition is very intense. More companies are continuing their efforts to present their version of the “ideal solution” to the problems which this industry is facing. Since we will offer a relatively low cost option to participate, we believe it is an attractive and inexpensive option as compared to very costly and cumbersome methods.

The System simplifies many complex aspects of the sourcing of dry bulk ships in the process of securing/negotiating for cargo space, at a fraction of carrying cost (technology/IT infrastructure for both cargo side and ship side parties), offers a transparent, supply/demand related fundamentals driven, market oriented solution and provides an efficient execution mechanism via mobile market solutions for ease of use. Some chartering solutions from our competitors may cost as much as $2,000 per month and such solutions only address very limited parts of the physical markets segment. In comparison, the System costs as little as $30 per month and gives access to a full spectrum of trading possibilities. This is because the Company uses a different pricing model by charging a system access fee plus commissions on any successful transactions.

RISK FACTORS

Our business and operations involve numerous risks, some of which are beyond our control which may affect future results and the market price of our common shares. In any such case, the market price of our common shares could decline, and investors may lose all or part of their investment. The following discussion highlights all material risks known to us.

Risks With Respect to Our Business

Competition could substantially impair our business and our operating results.

Competition in our business is intense.  We are engaging in a business similar to several major corporations.  Most of the financial and technical resources, name recognition, market access, commercial connections, and research and development capabilities of each of our competitors far exceed ours.  In view of our limited history, investments and number of personnel, it will be difficult for us to gain market access, and if we do develop a successful product, one or more of these companies may develop a similar or superior product within a short time.

Our Chairman and Director Mr. Vijaya Iswara is the sole stockholder of the Company’s largest stockholder.

Mr. Vijaya Iswara is our Chairman and one of our directors.  Mr. Iswara is also the sole stockholder of our largest stockholder, Deep Sea Logistics, Inc., which owns approximately 35% of our shares.  Deep Sea Logistics shall also receive a pro rata number of shares of the 10,000,000 shares of Series A Anti-Dilutive Preferred Stock to be distributed to stockholders, equaling 3,570,000 shares. Accordingly, Mr. Iswara has substantial influence over our business, and will continue to have substantial influence over our business. Mr. Iswara has agreed that he and Deep Sea Logistics, Inc. will not engage in any business activities other than through us.

We are dependent upon key personnel.

Messrs. Vijaya Iswara and Craig Eckert, currently our only two full-time employees, are critical to our operations. If we were to lose either of their services, it could have a material adverse effect upon our business.

In addition, in the past we have relied, as needed, upon consultants and advisors in the following areas: technical and software architect, chartering operations, sales and marketing and finance.  Upon obtaining sufficient capital, we anticipate increasing the total number of full time employees to six.  There can be no assurance that these consultants and/or advisors will be available in the future. The loss of the services of any of these consultants and advisors, particularly consultants providing technical and software architect services, sales and marketing, and chartering operations services, could have a material adverse effect upon our business, results of operations and financial condition.

We are dependent upon attracting and retaining highly skilled personnel.

We believe our future success will depend largely upon our ability to attract and retain highly skilled management, consultants and advisors in the following areas: technical and software architect, chartering operations, sales and marketing and finance.  Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel.  The inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, particularly consultants providing technical and software architect, sales and marketing, and chartering operations services, could have a material adverse effect upon our business, results of operations and financial condition.

We will need financing to develop our business and to meet our capital requirements.

We will need financing to develop our business and meet our capital requirements. Management anticipates that we will need approximately $1,000,000 in financing to commence and execute our business plan. We currently have no arrangements to obtain financing and we will be dependent upon sources such as:

•	funds from private sources such as, loans and additional private placements ;
•	funds from public offerings ; and
•	future earnings.

Financing may only be available, if at all, upon terms which may not be commercially advantageous. If adequate funds are not available from operations or additional sources of financing, our business will be materially adversely affected.

Our anticipated future growth is dependent upon our ability to successfully manage the growth of our operations.

We expect to experience growth in the number of employees and the scope of our operations. There can be no assurance that we will be able to grow our business as expected.  Our future success will be highly dependent upon our ability to successfully manage the expansion of our operations. Our ability to manage and support our growth effectively will be substantially dependent upon our ability to implement adequate improvements to financial and management controls, reporting and other procedures and hire sufficient numbers of financial, accounting, administrative and management personnel. Our anticipated expansion, and the resulting growth in the number of our employees, will result in increased responsibility for both existing and new management personnel. There can be no assurance that we will be able to identify, attract and retain experienced accounting and financial personnel. Our future operating results will depend upon the ability of our management and other key employees to implement and improve our systems for operations, financial control and information management, and to recruit, train, and manage our employee base. There can be no assurance that we will be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures. Our inability to do so would have a material adverse effect upon our business, results of operations and financial condition.

Our future success depends upon our ability to address potential market opportunities while managing our expenses to match our ability to finance our operations. This need to manage our expenses will place a significant strain upon our management and operational resources. If we are unable to manage our expenses effectively, our business, results of operations and financial condition will be adversely affected.

We may be subject to additional risks associated with doing business in foreign countries.

If we are successful in expanding our business into countries other than the United States, in addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers which may make it difficult to evaluate business decisions or transactions, ongoing business risks may result from conducting business in foreign countries, including, without being limited to, the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability, which may be exacerbated in various foreign countries. There can be no assurance that we would be able to enforce business contracts or protect our intellectual property rights in foreign countries.

 In doing business in foreign countries we may also be subject to risks, including, but not limited to, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, expropriation, corporate and personal liability for violations of local laws, possible difficulties in collecting accounts receivable, increased costs of doing business in countries with limited infrastructure, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. We also may face competition from local companies which have longer operating histories, greater name recognition, and broader customer relationships and industry alliances in their local markets, and it may be difficult to operate profitably in some markets as a result of such competition. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

When doing business in foreign countries, we may be subject to uncertainties with respect to those countries’ legal systems and application of laws, which may impact our ability to enforce our agreements and may expose us to lawsuits.

Legal systems in many foreign countries are new, unclear, and continually evolving.  There can be no certainty as to the application of laws and regulations in particular instances.  Many foreign countries do not have a comprehensive system of laws, and the existing regional and local laws are often in conflict and subject to inconsistent interpretation, implementation and enforcement.  New laws and changes to existing laws may occur quickly and sometimes unpredictably.  These factors may limit our ability to enforce agreements with our current and future customers, vendors and licensees.  Furthermore, it may expose us to lawsuits by our customers and vendors in which we may not be adequately able to protect ourselves.

When doing business in certain foreign countries, we may be unable to fully comply with local and regional laws which may expose us to financial risk.

When doing business in certain foreign countries, we may be required to comply with informal laws and trade practices imposed by local and regional government administrators.  Local taxes and other charges may be levied depending upon the local needs for tax revenues, and may not be predictable or evenly applied.  These local and regional taxes/charges and governmentally imposed business practices may affect our cost of doing business and may require us to constantly modify our business methods to both comply with these local rules and to lessen the financial impact and operational interference of such policies.  In addition, it is often extremely burdensome for businesses operating in foreign countries to comply with some of the local and regional laws and regulations.  Our failure to maintain compliance with the local laws may result in hefty fines and fees which may have a substantial impact upon our cash flow, cause a substantial decrease in our revenues, and may affect our ability to continue operations.

Various administrative agencies in foreign countries have informal rule enforcement with which we may not be able to comply.

Although we expect to be able to operate within changing administratively imposed business practices and otherwise to comply with the informal enforcement rules of the various administrative agencies in the countries where we will operate, there can be no assurance that we will be able to do so.  If local or regional governments or administrators in foreign countries impose new practices or levies which we cannot effectively respond to, or if administrators suddenly commence enforcing those rules that they have not previously enforced, our operations and financial condition could be materially and adversely impacted.  Our ability to appeal many of the local and regionally imposed laws and regulations may be limited, and we may not be able to seek adequate redress for laws which materially damage our business and affect our ability to continue operation.

Many foreign judiciaries are relatively inexperienced in enforcing the laws which exist, which may expose us to costly litigation and uncertain outcomes.

If we are involved in litigation in a foreign country, we may not be able to properly evaluate the possible outcome.  This may expose us to costly litigation.  Furthermore, we may be exposed to potential inequitable judicial results.  Either of those scenarios may have a material adverse effect upon our business or financial condition.

Currency fluctuations, while not presently ascertainable, may adversely affect our earnings.

Fluctuations in exchange rates may affect our costs and operating margins, which in turn could affect our revenues.  In addition, these fluctuations could result in exchange losses and increased costs.

Our success could be hindered by the limited protection afforded by the intellectual property and proprietary rights which we intend to acquire.  There are potential costs for enforcement or defense of these rights.

Any inability to adequately protect our intellectual property could harm our ability to compete.  Our future success and ability to compete depends in part upon our intellectual property and our patents (which we intend to acquire as we develop our products) and we will attempt to protect our intellectual property with a combination of patent, copyright, trademark and trade secret laws, as well as with confidentiality procedures and contractual provisions.  These legal protections afford only limited protection and may be time-consuming to obtain and maintain.  Further, in spite of our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our services.  In addition, our competitors could independently develop non-infringing products and technologies or services which are competitive with, equivalent to, and/or superior to our products, technologies or services.  Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there can be no assurance that we would detect any infringement or misappropriation of our proprietary rights.

A conflict of interest may arise due to Mintz & Fraade, P.C.’s capacity as our legal counsel.

The law firm of Mintz & Fraade, P.C. is our legal counsel. In consideration for certain legal services rendered and certain services to be rendered pursuant to its retainer agreement with the Company, Mintz & Fraade, P.C. shall receive $100,000 payable from 50% of the first $200,000 received after the first $300,000 received from any source including, but not limited to: (A) the sale of shares of the Company to the public pursuant to a Registration Statement or (B) the sale of shares of the Company pursuant to a Private Placement Memorandum. Mintz & Fraade, P.C. also owns 354,310 shares constituting 12.64% of our common stock which we anticipate being issued and outstanding.  In addition, Mintz & Fraade Enterprises LLC owns 141,724 shares constituting 5.06% of our common stock which we anticipate being issued and outstanding, if all of the Fastfix Stockholders transfer their shares pursuant to the Acquisition Agreement. Mintz & Fraade Enterprises LLC is owned by the principals of Mintz & Fraade, P.C. and their spouses. Both entities shall also receive a pro rata number of shares of the 10,000,000 shares of Series A Anti-Dilutive Preferred Stock, equaling 1,107,000 shares to Mintz & Fraade, P.C. and 714,000 shares to Mintz & Fraade Enterprises LLC. Because of the payment terms of the retainer agreement and the ownership of stock by both entities, a conflict of interest may arise with respect to Mintz & Fraade, P.C.’s capacity as our legal counsel.

Mintz & Fraade, P.C. represented both parties in the Acquisition and was a stockholder of both parties. Both parties executed a letter agreement acknowledging and accepting Mintz & Fraade, P.C.’s dual representation and stock ownership, and waiving any conflict of interest which may exist as a result of Mintz & Fraade, P.C.’s dual representation and stock ownership.

Risks With Respect to Our Shares of Common Stock

We have never paid dividends on our Common Stock.

We have never paid dividends on our common stock, and there can be no assurance that we will have sufficient earnings to pay any dividends with respect to our common stock.  Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to the common stock.  The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of its business.

Our Directors have the right, without the agreement of stockholders, to authorize the issuance of Preferred Stock with any rights allowable pursuant to law, which could adversely affect the rights and value of our Common Stock, including voting rights and liquidation preferences.

Our directors, without further action by our stockholders, have the authority to issue shares of anti-dilutive Preferred Stock from time to time in one or more series, and to fix the number of shares, the relative rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  Any one share of Preferred Stock issued by our directors shall be convertible into five shares of Common Stock. Any issuance of Preferred Stock could adversely affect the rights of holders of Common Stock and the value of such Common Stock.  Although our Board of Directors is required to make any determination to issue such stock based upon its judgment as to the best interests of our stockholders, our Board of Directors could, for example, act in a manner which would discourage an acquisition attempt or other transaction which some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  Our Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by applicable law or stock exchange rules.

The Company has agreed to issue 10,000,000 shares of anti-dilutive Preferred Stock to the existing stockholders.

The Company has agreed to issue after the Closing 10,000,000 shares of anti-dilutive Preferred Stock to the stockholders as of September 30, 2011 on a pro rata basis. These shares shall be convertible into Common Stock at a rate of five shares of Common Stock for every one share of Preferred Stock. The Preferred Stock shall not be convertible:

(i) during the first 12 months or during a financing transaction;
(ii) until the Company is trading on the Pink Sheets or any exchange; and
(iii) revenues of $1,000,000 must have been received during a period of 12 consecutive months prior to such conversion.

Shares of Preferred Stock shall be entitled to vote on an “as-converted to common stock basis.” Conversion shall not be affected by reverse stock splits. For example, if the Company makes a reverse split and 100,000,000 shares of Common Stock outstanding are reduced to 20,000,000 shares, the 10,000,000 shares of Preferred Stock will continue to be convertible into 50,000,000 shares of Common Stock.

There can be no assurance that our Common Stock will ever be quoted on any market or traded on national securities exchanges or markets.

Until such time as our Common Stock is quoted or listed upon any securities exchanges or markets, of which there can be no assurance, accurate quotations as to the market value of our securities may not be possible.  Sellers of our securities are likely to have more difficulty disposing of their securities than sellers of securities which are listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

Although we intend to make arrangements for our Common Stock to be traded upon a public market, such as the OTC Bulletin Board, there can be no assurance that we would be successful in having our Common Stock listed or quoted on OTC Bulletin Board or any other public markets, or that if so listed or quoted, that our Common Stock would thereafter increase in value.

Even if public markets do develop, the volume of trading in our Common Stock will presumably be limited and likely dominated by a few individuals. The limited volume, if any, will make the price of our Common Stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. An investor may find it difficult to dispose of his, hers or its securities.

SELECTED FINANCIAL DATA

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FASTFIX, INC.

The following is a discussion of Fastfix’s financial condition and results of operations for the periods of twelve (12) months ended December 31, 2009 and 2010 and the quarters ended March 31, 2010 and 2011. You should consider the foregoing when reviewing the consolidated financial statements and this discussion. You should read this section together with the consolidated financial statements including the notes to those financial statements for the years mentioned above. This discussion includes forward-looking statements which, although based on assumptions which the management of Fastfix considers reasonable, are subject to risks and uncertainties. Additionally, refer to the section on page 2 of this Form 8-K regarding forward-looking statements. The actual results and timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.

Liquidity and Capital Resources

We have incurred an operating loss for the twelve months ended December 31, 2010 and an operating loss for the twelve months ended December 31, 2009. As of December 31, 2010, we had an accumulated deficit of $93,464. Our steps to commercialize include completing the technology framework as a top priority and establishing marketing and customer service functions. Cash on hand was $24 as of September 30, 2011. However, in order to receive extra funds our largest shareholder, Deep Sea Logistics, provides nominal expenses on behalf of Fastfix.

Deep Sea Logistics may from time to time, provide cash on an as needed basis as a loan to pay for expenses including, but not limited to, webhosting services, bank charges, phone, fax, email services, database development costs, accounting, consulting, administrative services, advisory services, preparation of presentation materials, marketing trips and other incidentals for promotional efforts that are essential to keep the Company moving forward. Such amounts are reflected in the loans from shareholders section of financial statements.

Additional sources of funding are also under review though no commitments have been obtained. Due to the ongoing nature of procedural aspects with the reverse acquisition transaction and in view of the post transactional need to raise additional funding, more capital resource possibilities are being considered to strengthen the Company’s financial viability past the current stage of system development, product launch, ongoing marketing efforts to generate revenues, recruiting and expansion of operational personnel.

We currently have no revenues, but expect revenues in the foreseeable future as a result of obtaining customers for us to service. Upon the completion of certain scheduled tasks which are necessary to market test the full commercial viability of the System, we intend to expand our marketing efforts. When the System reaches this stage, the Company may increase the number of users registered on its website. Management contemplates that these registered users will enjoy an initial free trial period of 30 days, upon the expiration of which they will have the option to become subscribers either under a monthly plan ($30 per single user) or under a corporate plan ($750 per 5 users per year). We have published a “Rate Sheet” online at http://www.fastfixinc.com/Fastfix-Ratesheet.pdf for users to calculate exactly what charges would be due for (a) continued access (b) successful transactions and (c) other services. We reserve the right to modify the tariff in our “Rate Sheet” in our sole and absolute discretion and based upon market conditions. We expect to see increased registrations and receive subscriptions followed by commissions in line with our Rate Sheet. Revenues from our services are expected to increase in proportion to the number of customers serviced by us. Consequently, we are depending upon the proceeds from future debt or equity investments to implement our business plan until revenue is sufficient to cover our operating expenses. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect upon our anticipated results and financial condition. There can be no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

During the twelve months ended December 31, 2010 cash used by operations was $93,464 as compared to $85,617 cash used by operations during the twelve months ended December 31, 2009. For the purpose of achieving the Company’s mission, management had compensated various key advisors and vendors for their services in the form of an equity share and several such stock issuances have occurred. As a result of such stock issuances, the Company has progressed through several developmental stages despite limited financial resources. Management has decided not to make any more stock issuances.

During the twelve months ended December 31, 2010 we received $0 from financing activities as compared to receiving $2,580 in financing activities during the twelve months ended December 31, 2009.

Our cash flows from investing activities during the twelve months ended December 31, 2010 were a loss of $0 as compared to a loss of $2,550 during the twelve months ended December 31, 2009. These losses are due to the costs of in-house software building.

Results of Operations

Operating Results for the twelve months ended December 31, 2010 compared to December 31, 2009 and the Quarter ended March 31, 2011 compared to the Quarter ended March 31, 2010

	For the Twelve Months Ended December 31		For the Quarter Ended March 31 (unaudited)
	2010	2009	2011	2010
Statement of Operations Data

Total Revenue	$0	$0	$0	$0
Operating Loss	$(89,964)	$(85,478)	$(385,771)	$(21,925)
Net income (loss)	$(89,964)	$(85,478)	$(385,771)	$(21,925)
Net income ( loss) per share*	$(0.00089)	$(0.00086)	$(0.00051)	$(0.00029)

Balance Sheet Data

Total assets	$34,567	$113,231	$34,567	$27,971
Total liabilities	$6,942	$3,442	$3,500	$11,500
Stockholders’ equity (deficit)	$34,567	$109,789	$(31,067)	$(16,471)

* Based upon 98,843,882 shares issued and outstanding

During the twelve months ended December 31, 2009 and 2010 and the quarters ended March 31, 2010 and March 31, 2011 our revenues were $0.

Our cost of revenues during the twelve months ended December 31, 2010 were $89,964 as compared to $85,478 during the twelve months ended December 31, 2009. Our cost of revenues during the quarter ended March 31, 2011 were $14,596 as compared to $21,925 during the quarter ended March 31, 2010. These costs are mainly due to depreciation and amortization of assets.

Our selling, general and administrative expenses during the twelve months ended December 31, 2010 were $0 as compared to $561during the twelve months ended December 31, 2009. Although there can be no assurance of a specific trend, we are continually working to minimize our selling, general and administrative expenses that will allow our revenues to sufficiently cover these expenses.

We experienced a net loss from operations of $89,964 during the twelve months ended December 31, 2010 as compared to a net loss from operations of $85,478 during the twelve months ended December 31, 2009 and a net loss from operations of $14,596 during the quarter ended March 31, 2011 as compared to a net loss from operations of $21,925 during the quarter ended March 31, 2010.

The decline in assets is due to the accelerated depreciation schedule applicable to software products. This accounting guideline is traditionally applicable to off the shelf products. Since no clear guidance is available in current tax code for custom built software, we elected to use available guidelines for similar products.

Our working capital as of the quarter ended December 31, 2011 was - $245,878.

Off-Balance Sheet Arrangements

We have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of the SEC’s Regulation S-B.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

PROPERTIES

We have an agreement for the use of office space on a month to month basis with a third party at 330 Madison Ave, New York, NY 10017 for shared office space. We also make use of the office of one of our sales representatives with an address at 2000 Monterio Ave, 2nd and 3rd Floors, Richmond, Virginia 23222 . We may establish an office in Washington DC in the future based upon resources and requirements. The Company currently has access to a centrally located office facility that can be expanded to accommodate staff for HQ operations. The space needs of individual sales offices will be determined on a case by case basis.

Prior to the end of 2012, we expect to have our personnel located at a single Corporate Headquarters in New York City.

We presently have no agreements to acquire any properties, and have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, entities primarily engaged in real estate activities.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of December 31 , 2011 by:

●	each person who is the owner of more than 5% of the Company’s Common Stock outstanding after the closing of the Acquisition;
●	each person who became an executive officer or director of the Company upon closing of the Acquisition; and
●	all of the Company’s directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Shares Beneficial Ownership	Percentage of Outstanding Common Shares*
Vijaya Iswara (1)	1,146,000	35.70%
Deep Sea Logistics, Inc. (1)	1,146,000	35.70%
Mintz & Fraade, P.C. (2)	354,310	11.02%
Mintz & Fraade Enterprises, LLC (2)	141,724	7.14%
Craig Eckert (3)	28,296	0.88%
Directors and Officers as a Group (2 persons) (3)	1,174,296	36.58%

*	Percentages are based upon 3,206,233 shares issued and outstanding as of the date hereof
(1)
Deep Sea Logistics, Inc. is wholly owned by Vijaya Iswara, who has the sole voting and dispositive power with respect to the shares owned by Deep Sea Logistics, Inc. Address at: 330 Madison Avenue, New York, NY 10017

(2)
The beneficial owners of Mintz & Fraade, P.C. are Messrs. Frederick M. Mintz and Alan P. Fraade. The ultimate beneficial owners of Mintz & Fraade Enterprises, LLC are Frederick M. Mintz and his wife Norma C. Mintz and Alan P. Fraade and his wife Marcie A. Fraade. The position could be taken that such entities have beneficial ownership of 18.16% of the outstanding common stock. Address at: 488 Madison Avenue, Suite 1100, New York, NY 10022.

(3)	Address at: 330 Madison Avenue, New York, NY 10017

Each of these beneficial owners shall receive a pro rata amount of shares of Series A Anti-Dilutive Preferred Stock which will be issued by our Board of Directors. Such shares shall be convertible to Common Stock at a rate of five shares of Common Stock for every one share of Preferred Stock. The Series A Anti-Dilutive Preferred Stock shall not be convertible:

(i)        during the first 12 months or during a financing transaction;
(ii)       until the Company is trading on the Pink Sheets or any exchange; and
(iii)      revenues of $1,000,000 must have been received during a period of 12 consecutive months prior to such conversion.

The amendment of the Certificate of Incorporation shall give the Board of Directors such powers with respect to the Preferred Stock which are at least as broad as the existing Certificate of Incorporation of Madison and shall further provide for the issuance of Preferred Stock which is anti-dilutive in all respects including, but not limited to, that a reverse split of Madison’s Common Stock shall not effect the Preferred Stock. For example, if there are 40,000,000 shares of the Madison Common Stock issued and outstanding and 5,000,000 shares of Preferred Stock issued and outstanding which are convertible into 25,000,000 shares of Common Stock and there is a reverse split of the Common Stock, decreasing the number of shares of the issued and outstanding Madison Common Stock to 20,000,000 shares, the Preferred Stock shall retain the right to convert to 25,000,000 shares.

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors consists of Mr. Craig Eckert, who is also our President and Chief Executive Officer and Mr. Vijaya Iswara, who is also our Chairman of the Board.

Our present executive officers and directors, their ages and present positions are as follows:

Name	Age	Position	First Year Elected/Appointed
Craig Eckert	62	President, CEO, Director	2011
Vijaya Iswara	41	Chairman, Secretary, Director	2011

All of our directors will hold office until such time as their successors, if any, have been duly elected and qualified.  All of our directors have currently been appointed to indefinite initial terms and we do not currently intend to elect additional directors or replace any of our current officers and directors.

All of our executive officers will hold office until the next annual meeting of the directors and until their successors, if any, have been duly appointed and qualified.

Our directors do not have any family relationships.

EXECUTIVE COMPENSATION

 Pursuant to the terms of the Acquisition Agreement, the Company shall enter into employment agreements with each of Craig Eckert and Vijaya Iswara for a period of three years each, with a base salary of $96,000 per year for each of them. Salaries will not commence until after the Company has raised in excess of $500,000. Mr. Eckert’s salary will accrue as of March 1, 2011; the accrual will be paid out of a percentage of future revenues to be agreed upon. As of September 1, 2011, the Company owed Mr. Eckert $48,000.

Although Mr. Eckert’s employment agreement has not been executed 1,000,000 shares of Fastfix Common Stock, which were converted into 28,296 shares of the Company Common Stock had been transferred by Deep Sea Logistics with respect to his employment by the Company. This shall be reflected in his employment agreement.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Using the definition of director independence set forth in NASDAQ Marketplace Rule 4200(a)(15), neither of Messrs.  Eckert and Iswara is considered an independent director.

Prior to the Acquisition, Michael Zaroff served as President and as a Director, Frederick M. Mintz served as Chairman of the Board and as a Director and Alan P. Fraade, Madison’s original incorporator, served as Principal Accounting Officer, Principal Financial Officer, Vice President, Secretary and as a Director of Madison Enterprises Group, Inc. They were Madison’s sole officers and directors and together were the majority stockholders. Messrs. Zaroff, Mintz and Fraade controlled Madison by virtue of their indirect ownership of 93% of its outstanding shares through Sierra Gray Capital, LLC and Mintz & Fraade Enterprises, LLC. They were the principals of Madison and were actively involved in Madison’s activities prior to the Closing of the Acquisition Agreement. Messrs. Zaroff, Mintz and Fraade are each a promoter of the Company. With respect to the Company’s Rule 419 offering, Mr. Fraade represented the Company and also played a supervisorial role.

The Company has used the services of MS Acctek, Inc., which is controlled by Mrutyunjaya Chittavajhula, Fastfix’s Controller, since the pre-incorporation years, beginning in 2002. Fastfix has issued 20 shares of Common Stock (as adjusted) for a total value of $65,250 for services rendered which were converted into 39,327 shares of the Company Common Stock.
On November 29, 2010, Fastfix entered into a Consulting Agreement with Highland Global Partners, LLC (“Highland”), a New York corporation. Pursuant to the terms of the Consulting Agreement, Fastfix agreed to issue 50,000,000 shares of its Common Stock to Highland and its assignees. Mintz & Fraade, P.C. has received 25% of the shares to which Highland was entitled and Mintz & Fraade Enterprises, LLC, which is owned by the principals of Mintz & Fraade, P.C. and their spouses has received 10% of the shares to which Highland was entitled. This issuance resulted in a total of 1,500 issued and outstanding shares of Common Stock.

Deep Sea Logistics, Inc. and Mr. Iswara have agreed to enter into an agreement with the Company which shall provide as follows:

i. Mr. Iswara as the sole owner of Deep Sea Logistics, Inc., shall agree to pay off the Deep Sea Logistics, Inc. outstanding judgments and provide an undertaking that he shall obtain satisfactions of the judgments.  Mr. Iswara shall further authorize FastFix and/or any stockholder of FastFix to pay off the judgments. Such judgments aggregate approximately $100,000. 100,000 shares of stock of FastFix shall be held in escrow by Mintz & Fraade, P.C. until all claims are satisfied.
ii. FastFix shall have the right to withhold 10% of the first $100,000 of Mr. Iswara’s annual compensation and 25% of any compensation above $100,000 for the benefit of FastFix or the stockholders who pay such judgments.  The unpaid balance shall be due in five (5) years at which time FastFix or the stockholders could sell the stock held in escrow to satisfy any unpaid amount.
iii. A similar structure shall be utilized with respect to judgments and claims against Mr. Iswara. Such judgments aggregate approximately $50,000.

The Company has entered into a retainer agreement with Mintz & Fraade, P.C. to act as the Company’s legal counsel. In consideration for certain legal services rendered and to be rendered pursuant to its retainer agreement with the Company, Mintz & Fraade, P.C. shall receive $100,000 payable from 50% of the first $200,000 received after the first $300,000 received from any source including, but not limited to: (A) the sale of shares of the Company to the public pursuant to a Registration Statement or (B) the sale of shares of the Company pursuant to a Private Placement Memorandum.

Mintz & Fraade, P.C. represented both parties in the Acquisition and was a stockholder in both parties. Both parties executed a letter agreement acknowledging and accepting Mintz & Fraade, P.C.’s dual representation and stock ownership, and waiving any conflict of interest which may exist as a result of Mintz & Fraade, P.C.’s dual representation and stock ownership.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's Common Stock is not currently traded. However, arrangements will be made to have the Company’s Common Stock listed and traded on the OTCBB. There can be no assurance that the Company's Common Stock will at any time be listed and traded on the OTCBB or any other public market.

The Company has no plans to declare cash dividends on its Common Stock in the future and has not declared any since inception. There are no restrictions that limit the ability of the Company to declare cash dividends on its Common Stock and the Company does not believe that there are any that are likely to do so in the future.

The Company has 36 holders of Common Stock. The Company currently has no Preferred Stock issued.

RECENT SALES OF UNREGISTERED SECURITIES

Other than the shares issued in connection with the Acquisition Agreement, there has not been any securities of the registrant sold or issued by the registrant within the past three years which were not registered under the Securities Act.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock, immediately following the closing of the Acquisition, consists of 50,000,000 shares of Common Stock, par value $0.001 per share, of which 3,210,000 shares are expected to be issued and outstanding as of the date hereof.  We plan to file a Certificate of Amendment to its Articles of Incorporation increasing the number of authorized shares of Common Stock to 200,000,000. Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of Common Stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of Common Stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of Common Stock, have been paid in full. All shares of Common Stock are entitled to such dividends as the Board of Directors may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. We do not have any other classes or series of capital stock.

Preferred Stock

We are authorized to issue 5,000,000 shares of blank check Preferred Stock, par value $0.01 per share.  As of the date of this filing, we have no shares of Preferred Stock issued and outstanding. We plan to file a Certificate of Amendment to our Articles of Incorporation increasing the number of authorized shares of Preferred Stock to 25,000,000.

We have agreed to issue 10,000,000 shares of Series A Anti-Dilutive Preferred Stock to the existing stockholders of Fastfix as of September 30, 2011 on a pro rata basis.  Such shares shall be convertible into Common Stock at a rate of five shares of Common Stock for every one share of Preferred Stock, though they will not be convertible:

(i)         during the first 12 months or during a financing transaction;
(ii)        until the Company is trading on the Pink Sheets or any exchange; and
(iii)       revenues of $1,000,000 must have been received during a period of 12 consecutive months prior to such conversion.

The amendment of the Certificate of Incorporation shall give the Board of Directors such powers with respect to the Preferred Stock which are at least as broad as the existing Certificate of Incorporation of Madison and shall further provide for the issuance of Preferred Stock which is anti-dilutive in all respects including, but not limited to, that a reverse split of Madison’s Common Stock shall not effect the Preferred Stock. For example, if there are 40,000,000 shares of the Madison Common Stock issued and outstanding and 5,000,000 shares of Preferred Stock issued and outstanding which are convertible into 25,000,000 shares of Common Stock and there is a reverse split of the Common Stock, decreasing the number of shares of the issued and outstanding Madison Common Stock to 20,000,000 shares, the Preferred Stock shall retain the right to convert to 25,000,000 shares.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the  Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including  attorneys' fees, judgments, fines and amounts paid in settlement  in  connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation,  a derivative action, if they acted in good faith and in a manner they reasonably believed  to be in or not opposed to the best interests of the corporation, and, with  respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court  approval before there may be any indemnification  where the person seeking  indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification which may be granted by a corporation's   certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

      o     any breach of the director's duty of loyalty to the corporation or its stockholders;

      o     acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o     payments of unlawful dividends or unlawful stock repurchases or redemptions; or

      o     any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

Pursuant to the Acquisition Agreement, control of the Company has been transferred from the stockholders of Madison to the Fastfix Stockholders.  The details of this change in control are described in Item 2.01 of this Form 8-K/A .

ITEM 5.02 DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS

As disclosed in Item 2.01 of this Form 8-K/A , immediately following the Acquisition on May 10, 2011, Michael Zaroff, President and a Director, Frederick M. Mintz, Chairman of the Board and a Director, and Alan P. Fraade, Principal Accounting Officer, Principal Financial Officer, Vice President, Secretary and a Director, appointed Craig Eckert and Vijaya Iswara as Directors of the Company.  Messrs. Zaroff, Mintz and Fraade then resigned all of their respective positions as officers and directors of the Registrant.

ITEM 5.03 AMENDMENTS TO CERTIFICATE OF INCORPORATION; CHANGES IN FISCAL YEAR

The Company intends to file with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to change its name to “Fastfix, Inc.” We believe that the Amendment will better reflect the purpose of the Company and the change of ownership as discussed in Item 2.01. The Company also plans to amend its Certificate of Incorporation to increase the number of shares to 200,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit 2	Acquisition Agreement between Fastfix, Inc. and Madison Enterprises Group, Inc. dated May 10, 2011***
Exhibit 2.01	Retainer Agreement between Fastfix, Inc. and Mintz & Fraade, P.C. dated February 7, 2011***
Exhibit 3.2	Bylaws**
Exhibit 14	Code of Ethics**
Exhibit 15	Fastfix, Inc. and Madison Enterprises Group, Inc. Agreement regarding authorized shares dated March 30, 2012*
Exhibit 16	Madison Enterprises Group, Inc., Mintz & Fraade Enterprises, LLC & Sierra Grey capital, LLC Agreement regarding redeemed shares dated March 30, 2012*
Exhibit 17	Fastfix, Inc., Madison Enterprises Group, Inc., Deep Sea Logistics, Inc and Vijaya S. Iswara Agreement regarding provisions of Acquisition Agreement dated as of May 10, 2011*

*             Filed herewith
**           Previously Filed with the Form 8-K Filed with the SEC on May 16, 2011
***         Previously Filed with the Form 8-K/A Filed with the SEC on October 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madison Enterprises Group, Inc. (Registrant)

Dated: April 16, 2012	By:	/s/ Craig Eckert
Craig Eckert
Title: President and CEO

Eugene M Egeberg
Certified Public Accountant
2400 Boston Street, Suite 102
Baltimore, Maryland  21224
(410) 218-1711

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

To the Stockholders
Fastfix, Inc.

We have audited the accompanying balance sheets of Fastfix, Inc. as of December 31, 2010 and December 31, 2009, and the related statements of operations and changes in stockholder’s deficit and cash flows for the period of inception July 21, 2005 to the years ended December 31, 2010 and 2009.   These financial statements are the responsibility of the Company management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards required by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had no revenue for the years 2010 and 2009 and also had a large accumulated deficit through December 31, 2010.   These conditions raise substantial doubt about the ability of the Company to continue as a Going Concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fastfix, Inc. as of December 31, 2010 and 2009 for each of the two years then ended, and the results of its operations and its cash flows for the period of inception July 21, 2005 to the years ended December 31, 2010 and 2009 in conformity with U.S. generally accepted accounting principles.

______________________________
Eugene M Egeberg, CPA
Baltimore, MD

21 March 2012

FASTFIX INC
(A Development Stage Company)
FINANCIAL STATEMENTS

For the Periods ending December 31, 2010 and 2009

C O N T E N T S

FASTFIX INC
(A Development Stage Company)
BALANCE SH EET
For the years ending

	Dec 31, 2010	Dec 31, 2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$-	$-

Total Current Assets	-	-

FIXED ASSETS:
Software built-in-house	273,900	263,100
Accumulated depreciation	(239,333)	(149,869)

Total Fixed Assets	34,567	113,231

Total Assets	$34,567	$113,231

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
A/P – Related Parties	$-	$-
A/P - Others	3,500	-

Total Current Liabilities	3,500	-

LONG TERM LIABILITIES:
Loans from shareholders	3,442	3,442

Total Long Term Liabilities	3,442	3,442

STOCKHOLDERS' EQUITY:
Common stock, $0 par value; 1,500 shares authorized and 1,500 and 746 issued and outstanding at December 31, 2010 and 2009 respectively	-	-
Additional paid-in capital	398,800	387,500
Accumulated net income (loss) since inception	(371,175)	(277,711)

Total Stockholders' Equity	27,625	109,789

Total Liabilities and Stockholders' Equity	$34,567	$113,231

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
(A Development Stage Company)
STATEMEN T OF OPERATIONS
For the years ending

			From
			Inception to
	Dec 31, 2010	Dec 31, 2009	12/31/10

REVENUES:
Revenues	$-	$-	$-

EXPENSES:
General and administrative Expenses	4,000	561	131,842
Depreciation and amortization	89,464	84,917	239,333

Total Expenses	93,464	85,478	371,176

Operating Income	(93,464)	(85,478)	(371,176)

OTHER INCOME (EXPENSES):
Interest Income (Expense), net	-	-	0
	-	-	-
Total Other Income (Expenses), net	-	-	0

Net Income (Loss)	$(93,464)	$(85,478)	(371,175)

Income Taxes	-	-	-

Net Income (Loss) after Income Taxes	(93,464)	(85,478)	(371,175)

Earnings per common share	(124.79)	(114.89)

Weighted average number of common shares	749	744

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
(A Development Stage Company)
STATEME NT OF STOCKHOLDERS' EQUITY

		Common Stock		APIC	Retained
			Amount at		Earnings /
			par value		Accum.	Total
		# of shares	$0 till 5/10/11		Deficit	Equity
		#	$ 0.001	$	$	$

Balance, December 31, 2006		-	-	-	(32,287)	(32,287)
				-		-
12/31/07	Issuance of Common stock			-		-
	Founder shares			-		-
				-
12/31/07	Issuance of Common stock	30	-	94,250		94,250
	for services		-	-		-
			-	-		-
12/31/07	Issuance of Common stock	10	-	32,000		32,000
	for Exp before incorporation					-
			-	-		-
12/31/07	Issuance of Common stock	62	-	194,750		194,750
	for software building		-	-		-
			-	-		-
12/31/07	Rounding Adjustment		-	-		-
			-	-		-
12/31/07	Net Income (Loss) for the year				(94,511)	(94,511)
			-	-		-
Balance, December 31, 2007		726	-	321,000	(126,798)	194,202
			-	-		-
12/31/2008	Issuance of Common stock
	for software building	5	-	15,000		15,000

12/31/2008	Issuance of common stock for
	supporting software projects	13	-	40,250		40,250

12/31/08	Net Income (Loss) for the year				(65,435)	(65,435)
			-	-		-
Balance, December 31, 2008		744	-	376,250	(192,233)	184,017
			-	-		-
12/15/09	Issuance of Common stock		-	10,550		10,550
	for software building		-	-		-
			-	-		-
12/15/09	Issuance of Common stock	-	-	700		700
	for services		-	-		-
			-	-		-
12/31/09	Net Income (Loss) for the year			-	(85,478)	(85,478)

FASTFIX INC
(A Development Stage Company)
STATEME NT OF STOCKHOLDERS' EQUITY

		Common Stock		APIC	Retained
			Amount at		Earnings /
			par value		Accum.	Total
		# of shares	$0 till 5/10/11		Deficit	Equity
		#	$ 0.001	$	$	$

			-	-		-
Balance, December 31, 2009		746	-	387,500	(277,711)	109,789
			-	-		-
09/30/10	Issuance of Common stock	2	-	10,800		10,800
	for software building		-	-		-
			-	-		-
12/31/10	Issuance of Common stock	751	-	500		500
	for services		-	-		-
			-	-		-
12/31/2010	Rounding adjustments	1

12/31/10	Net Income (Loss) for the year				(93,464)	(93,464)
			-	-		-
Balance, December 31, 2010		1,500	-	398,800	(371,175)	27,625

12/31/2010	Deemed exchange - FFI	(1,498)	-	-	-	-
						-
12/31/2010	Un-Exchanged shares - FFI	2	-	398,800	(371,175)	27,625

12/31/2010	Deemed exchange - Madison	2,821,033	2,821	(2,821)		-
						-
Balance, December 31, 2010		2,821,033	2,821	395,979	(371,175)	27,625

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the years ended December 31, 2010 and 2009

			From
			Inception
	December 31st,		to Dec 31,
	2010	2009	2010

Cash Flows from Operating Activities:
Net Income	$(93,464)	$(85,478)	$(371,175)

Adjustments to reconcile net income to net cash from operating activities:
Depreciation	89,464	84,917	239,333
Stock issued for services	500	700	127,450
(Increase) decrease in operating assets	-
Increase (decrease) in operating liabilities	-
Accounts payable - others	3,500	-	3,500
	-	-
Net Cash provided by Operating Activities	-	139	(892)

Cash Flows from Investing Activities:
In-house-software built	-	(2,550)	(2,550)

Net Cash provided by Investing Activities	-	(2,550)	(2,550)

Cash Flows from Financing Activities:
Loans from shareholders	-	2,580	3,442

Net Cash provided by Financing Activities	-	2,580	3,442

Net increase (decrease) in cash and cash equivalents	-	169	0

Cash and cash equivalents at the beginning of period	-	(169)	-

Cash and cash equivalents at the end of period	-	-	0

Supplemental Information:
Non-Cash Investing & Financing activities
Software built-in-house additions	(10,800)	(10,550)	(271,350)

Common stock issued for software building	1,543	1,507	56,301
APIC - for Software Built-in-house	9,257	9,043	215,049

The accompanying notes are an integral part of these financial statements.

FASTFIX, INC AND SUBSIDIARY
(A Development Stage Company)
PROFORMA BALANCE SHEET AS OF DECEMBER 31, 2010

	HISTORICAL		Proforma	Proforma
			Adjustments	Consolidated
	FastFix Inc	Madison		as of
	December	December		December
	31, 2010	31, 2010		31, 2010
	$	$	$	$

ASSETS:

Current Assets:
Cash and cash equivalents	-	-	-	-
				-
Total Current Assets	-	-	-	-

				-
Property, Plant, Equipment & Software built-in:
At Cost	273,900	-	-	273,900
Accumulated Depreciation	(239,333)	-	-	(239,333)
	-			-
Total PPE & Software, net of accumulated depreciation	34,567	-	-	34,567

Other Assets:
Cash in Escrow	-	3,319	-	3,319
Goodwill on acquisition (SFAS 142)	-	-	152,725	152,725

Total Other Assets	-	3,319	152,725	156,044

TOTAL ASSETS	34,567	3,319	152,725	190,611

The accompanying notes are an integral part of these financial statements.

FASTFIX, INC AND SUBSIDIARY
(A Development Stage Company)
PROFORMA BALANCE SHEET AS OF DECEMBER 31, 2010

	HISTORICAL		Proforma	Proforma
			Adjustments	Consolidated
	FastFix Inc	Madison		as of
	December	December		December
	31, 2010	31, 2010		31, 2010
	$	$	$	$

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
Accounts Payable
Related Parties	-	6,416	-	6,416
Others	3,500	-	-	3,500
Loans from shareholders	3,442	-	-	3,442
	-	-	-	-
Due to Madison Enterprises, on acquisition	-	-	150,000	150,000
	-			-
Total Current Liabilities	6,942	6,416	150,000	163,358

Stockholders' Equity:
Preferred Stock			-	-
Common Stock:			-	-
2,821,033 shares issued and outstanding	2,821	-	-	2,821
3,206,233 shares issued and outstanding	-	3,206	(3,206)	-
		-	-	-
Additional Paid In Capital		-	-	-
Fastfix inc	395,979	-	-	395,979
Madison Enterprises		17,794	(17,794)	-
			-	-
Accumulated Losses since inception			-	-
Fastfix Inc	(371,175)		-	(371,175)
Madison Enterprises		(24,097)	24,097	-
				-
Non-Controlling-Interest (NCI)			(372)	(372)
	-			-
Total Stockholders' Equity	27,625	(3,097)	2,725	27,253

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	34,567	3,319	152,725	190,611

The accompanying notes are an integral part of these financial statements.

FASTFIX, INC AND SUBSIDIARY
(A Development Stage Company)
PROFORMA STATEMENT OF OPERATIONS
For the periods ending

	Historical		Proforma	Proforma
	Fastfix Inc	Madison	Adjustments	Consolidated
	Year ending	Year ending
	December 31,	December 31,
	2010	2010
	$	$	$	$

Revenue	-	-	-	-

Operating Expenses:
General and Administrative expenses	4,000	9,199	-	13,199
Depreciation Expense	89,464	-		89,464
	-
Total Operating Expenses	93,464	9,199	-	102,663

Operating Income (Loss)	(93,464)	(9,199)	-	(102,663)

OTHER INCOME (EXPENSES):
Interest Income (Expense), net	-	-		-
	-
Total Other Income (Expenses), net	-	-	-	-

Net Income (Loss)	$(93,464)	(9,199)	-	(102,663)

Income Taxes	-	-	-	-

Net Income (Loss) after Income Taxes	(93,464)	(9,199)	-	(102,663)

Earnings per common share	(124.79)	(0.00)

Weighted average number of common shares	749	3,206,233

The accompanying notes are an integral part of these financial statements.

FASTFIX INC AND SUBSIDIARY
(A Development Stage Company)
PROFORMA STATEMENT OF CASH FLOWS
For the year ending

	Historical		Proforma	Proforma
	Fastfix Inc	Madison	Adjustments	Consolidted
	December 31,	December 31,
	2010	2010
Cash Flows from Operating Activities:
Net Income	(93,464)	(9,199)	-	(102,663)
		-	-	-
Adjustments to reconcile net income to net cash from operating activities:		-	-	-
Depreciation	89,464	-	-	89,464
Stock issued for services	500	-	-	500
(Increase) decrease in operating assets	-	-	-	-
Increase (decrease) in operating liabilities	-	-	-	-
Accounts payable - related parties	-	4,611	-	4,611
Accounts payable - Others	3,500	-		3,500
	-	-	-	-
Net Cash provided by Operating Activities	-	(4,588)	-	(4,588)

Cash Flows from Investing Activities:
In-house-software built	-	-		-

Net Cash provided by Investing Activities	-	-	-	-
				-
Cash Flows from Financing Activities:
Loans from shareholders	-	-		-
Issue of common stock - cash in escrow	-	4,588	-	4,588

Net Cash provided by Financing Activities	-	4,588	-	4,588

Net increase (decrease) in cash and cash equivalents	-	-	-	-

Cash and cash equivalents at the beginning of period	-	-	-	-

Cash and cash equivalents at the end of period	-	-	-	-

Supplemental Information:
Non-Cash Investing & Financing activities
Software built-in-house additions	(10,800)	-	-	(10,800)

Common stock issued for software building	1,543	-		1,543
APIC - for Software Built-in-house	9,257	-		9,257

Assets acquired on acquisition			(3,319)	(3,319)
Liabilities assumed on acquisition			6,416	6,416
Due to Madison shareholders on acquisition			150,000	150,000
Goodwill on acquisition			(152,725)	(152,725)
NCI			(372)	(372)

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

NOTE 1.               ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.           Organization

Fastfix Inc (the Company) was incorporated on July 21, 2005 under the laws of the State Of Delaware to engage in any lawful act or activity.

Significant progress has been made in several areas since forming the vision back in 1999-2000. This breakthrough software solution preliminary version was hosted at http://fastfixinc.cust.flarenetworks.com for over one year during 2001-2002. High-level strategic conceptual framework for the entire global trade infrastructure, encompassing all three distinct market segments, was fully finalized in March 2009. Currently our web site http://www.fastfixinc.com site is hosting many completed parts of the solution.

Further Technology developments and fine tuning of certain key features is in progress. our unique process and methodology has USPTO # 10/908,753 patent pending status and was granted express permission from USPTO for global / international patent filings.

b.           U.S.  GAAP

The accompanying financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles.

NOTE 2.               PROPERTY AND EQUIPMENT

The Company engaged the services of an Information Technology Company to develop and maintain the website with the unique features to represent the Company's goals and aspirations in reaching and serving its global customers, and recognized the value of the asset Software Built-in-House based on the billings of the IT Company.  By this period, a significant part of the asset has been built enabling us to attract potential investors and clients and we are in the process of developing other important modules also.

The cost of the asset, valued on the above basis, and the accumulated depreciation thereof are as follows:

	For the year ending
	December 31,
	2010	2009
Cost recognized	$273,900	$263,100
Accumulated depreciation	(239,333)	(149,869)

Carrying value	34,567	113,231

NOTE 3.               EARNINGS PER COMMON SHARE

Basic earnings per common share are computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the year.  As of December 31, 2010 and 2009, the Company had 749 and 744 weighted average number of common shares respectively.

NOTE 4.               TRANSACTIONS WITH RELATED PARTIES

The Company uses the services of MS Acctek Inc, which is controlled by the Company's CFO; since the pre-incorporation years, beginning 2002. The Company has issued a total of 21 common shares for a total amount of $65,250 for services rendered periodically since 2002.
The Company has entered into a retainer agreement with Mintz & Fraade, P.C., a stockholder of the Company, to act as the Company’s legal counsel. In consideration for its legal services rendered and to be rendered pursuant to its retainer agreement with the Company, Mintz & Fraade, P.C. shall receive $100,000 payable from 50% of the first $200,000 received after the first $300,000 received from any source including, but not limited to: (A) the sale of shares of the Company to the public pursuant to a Registration Statement or (B) the sale of shares of the Company pursuant to a Private Placement Memorandum.

NOTE 5.               COMMON STOCK ISSUANCE

A total of 624 common shares were issued as founder shares without cost to the founders of the organization, and included in the shares issued and outstanding for both the years 2010 and 2009.  In the year 2010, A total of 751 common stock shares were issued and included in the shares issued and outstanding as of December 31, 2010, as per consulting agreement dated November 29, 2010.

NOTE 6.               SUBSEQUENT EVENTS

Madison Enterprises Group, Inc. (“Madison”, "We", "Us", "Our" or the "Company"), a Delaware corporation, on May 10, 2011, closed with respect to an Acquisition Agreement dated May 10, 2011 (the “Acquisition Agreement”) entered into with Fastfix, Inc. (“Fastfix”), a Delaware corporation (the “Closing”). Pursuant to the terms of the Acquisition Agreement, Madison agreed to acquire up to 100 %  of the issued and outstanding shares of common stock of Fastfix from the stockholders of Fastfix (the “Fastfix Stockholders”) in exchange for up to 2,824,800 shares of the common stock of Madison. Pursuant to the Acquisition Agreement, the Fastfix stockholders unable to deliver their shares of Fastfix Common Stock to Madison at the Closing were required to deliver such shares on or prior to June 9, 2011. The June 9, 2011 deadline was extended several times.

Madison agreed to issue a pro rata amount of the 2,824,800 shares to each of the Fastfix Stockholders who transfers his, hers, or its shares to Madison. As provided by the Acquisition Agreement, Madison agreed to acquire from the Fastfix stockholders  99,658,626 shares which were issued and outstanding of the 100,000,000 shares authorized. It was subsequently determined that only 1500 shares were authorized. Therefore, all calculations of shares owned by the Fastfix stockholders have been adjusted to reflect a total of 1500 shares issued and outstanding immediately prior to the Acquisition Agreement.   At the Closing, Madison received 1,375 shares constituting 91.66% of the issued and outstanding common stock of Fastfix from Fastfix Stockholders and issued 2,589,111 shares constituting 80.66% of the issued and outstanding shares of Madison’s Common Stock. This exchange of shares represented a change of control of Madison from the stockholders of Madison to the Fastfix Stockholders (the “Acquisition”). Subsequent to the Closing through the date hereof, Madison received an additional 123 shares constituting 8.2% of the issued and outstanding common stock of Fastfix from Fastfix Stockholders and issued 212,634 shares of Madison’s Common Stock to those Fastfix Stockholders. Accordingly, an aggregate of 1498 shares constituting 99.87% of the issued and outstanding common stock of Fastfix have been received from Fastfix Stockholders and 2,821,033 shares of Madison’s Common Stock constituting 87.882% of Madison’s Common Stock issued and outstanding were issued to Fastfix’s shareholders.

The percentages set forth in the preceding paragraph do not include the shares which we redeemed from Mintz & Fraade Enterprises, LLC and Sierra Gray Capital, LLC. Pursuant to the Acquisition Agreement, Mintz & Fraade Enterprises, LLC and Sierra Gray Capital, LLC agreed to deliver to us for redemption 2,824,800 shares of Madison's Common Stock, in consideration for the payment of $150,000 payable to Mintz & Fraade, P.C. on behalf of Mintz & Fraade Enterprises, LLC and Sierra Grey Capital, LLC as follows: (i) $37,500 from the first $75,000 of funds received from any source including, but not limited to, a private or public debt or equity offering and (ii) when $37,500 from each additional $75,000 of funds which are received from any source including, but not limited to, a private or public debt or equity offering, so that when $300,000 is received from any source including, but not limited to, a private or public debt or equity offering, the full $150,000 shall have been paid and 2,824,800 shares of Madison Common Stock shall have been paid for.

Pursuant to the Acquisition Agreement, only one Fastfix Stockholder who owns 2 shares representing 0.13% of Fastfix’s issued and outstanding shares prior to the Closing has failed to transfer his Fastfix shares to Madison and did not receive 3,767 shares which constitutes 0.8% of Madison’s Common Stock issued and outstanding.

Pursuant to the Acquisition Agreement as amended, the parties agreed that subsequent to the Closing Madison shall:

1.
amend its Certificate of Incorporation to increase the number of authorized shares to 160,000,000 shares, of which 150,000,000 shares shall be Common Stock and 10,000,000 shares shall be Preferred Stock;

2.	increase the number of outstanding shares of Madison by implementing a 12.3902577-for-1 stock split and
3.	file a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State to change its name to “Fastfix, Inc.” (“Fastfix”).

Subsequent to the Closing, Management determined to increase the number of shares of Common Stock to be authorized to 200,000,000 and the number of shares of Preferred Stock to be authorized to 25,000,000, resulting in a total number of authorized shares of 225,000,000. Management has not increased the number of authorized shares of Common Stock as of this date.

Prior to the execution of the Acquisition Agreement, 21 stockholders of Madison whose shares are included in our Registration Statement declared effective by the SEC signed a letter agreeing not to sell their shares prior to the occurrence of the filing of this Form 8-K and the filing of a post-effective amendment of the Company’s Form S-1 and such post-effective amendment being declared effective.

Shares of Preferred Stock shall be entitled to vote on an “as-converted to common stock basis.” Conversion shall not be affected by reverse stock splits. For example, if the Company makes a reverse split and 100,000,000 shares of Common Stock outstanding are reduced to 20,000,000 shares, the 10,000,000 shares of Preferred Stock will continue to be convertible into 50,000,000 shares of Common Stock.

Pursuant to the terms of the Acquisition Agreement, the Company shall enter into employment agreements with each of Craig Eckert and Vijaya Iswara for a period of three years each, with a base salary of $96,000 per year for each of them. Salaries will not commence until after the Company has raised in excess of $500,000. Mr. Eckert’s salary will accrue as of March 1, 2011; the accrual will be paid out of a percentage of future revenues to be agreed upon.

Deep Sea Logistics, Inc. and Mr. Iswara have agreed to enter into an agreement with the Company which shall provide as follows:

i. Mr. Iswara as the sole owner of Deep Sea Logistics, Inc., shall agree to pay off the Deep Sea Logistics, Inc. outstanding judgments and provide an undertaking that he shall obtain satisfactions of the judgments.  Mr. Iswara shall further authorize FastFix and/or any stockholder of FastFix to pay off the judgments. Such judgments aggregate approximately $100,000. 100,000 shares of stock of FastFix shall be held in escrow by Mintz & Fraade, P.C. until all claims are satisfied.

ii. FastFix shall have the right to withhold 10% of the first $100,000 of Mr. Iswara’s annual compensation and 25% of any compensation above $100,000 for the benefit of FastFix or the stockholders who pay such judgments.  The unpaid balance shall be due in five (5) years at which time FastFix or the stockholders could sell the stock held in escrow to satisfy any unpaid amount.

iii. A similar structure shall be utilized with respect to judgments and claims against Mr. Iswara. Such judgments aggregate approximately $50,000.

Mr. Iswara has agreed that he and Deep Sea Logistics, Inc. will not engage in any business activities other than through the Company.

FASTFIX INC

(A Development Stage Company)

FINANCIAL STATEMENTS

For the Quarters ending March 31, 2011 and 2010

C O N T E N T S

FASTFIX INC
(A Development Stage Company)
BALANCE SH EET

	As at	As at
	Mar 31, 2011	Dec 31, 2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$-	$-

Total Current Assets	-	-

FIXED ASSETS:
Software built-in-house	273,900	273,900
Accumulated depreciation	(245,929)	(239,333)

Total Fixed Assets	27,971	34,567

Total Assets	$27,971	$34,567

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued Compensation	$8,000	$-
A/P - Others	3,500	3,500

Total Current Liabilities	11,500	3,500

LONG TERM LIABILITIES:
Loans from shareholders	3,442	3,442

Total Long Term Liabilities	3,442	3,442

STOCKHOLDERS' EQUITY:

Common stock, $0 par value; 1,500 shares
authorized, issued and outstanding
at March 31, 2011 and December 31, 2010
respectively	-	-
Additional paid-in capital	398,800	398,800
Accumulated net income (loss) since inception	(385,771)	(371,175)

Total Stockholders' Equity	13,029	27,625

Total Liabilities and Stockholders' Equity	$27,971	34,567

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
(A Development Stage Company)
STATEMENT   OF OPERATIONS

	For the Three Months ending
	Mar 31, 2011	Mar 31, 2010	From
			Inception to
			March 31, 2011

REVENUES:
Revenues	$-	$-	$-

EXPENSES:
General and administrative Expenses	8,000	-	139,842
Depreciation and amortization	6,596	21,925	245,929

Total Expenses	14,596	21,925	385,771

Operating Income	(14,596)	(21,925)	(385,771)

OTHER INCOME (EXPENSES):
Interest Income (Expense), net	-	-	0
	-	-	-
Total Other Income (Expenses), net	-	-	0

Net Income (Loss)	$(14,596)	$(21,925)	(385,771)

Income Taxes	-	-	-

Net Income (Loss) after Income Taxes	(14,596)	(21,925)	(385,771)

Earnings per common share	(9.73)	(29.39)

Weighted average number of common shares	1,500	746

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

		Common Stock		APIC	Retained	Total
		# of shares	Amount at		Earnings /	Equity
			par value		Accum.
			$0 till 5/10/11		Deficit
		#	$ 0.001	$	$	$

Balance, December 31, 2006		-	-	-	(32,287)	(32,287)
				-		-
12/31/07	Issuance of Common stock	624	-	-		-
	Founder shares			-		-
				-
12/31/07	Issuance of Common stock	30	-	94,250		94,250
	for services		-	-		-
			-	-		-
12/31/07	Issuance of Common stock	10	-	32,000		32,000
	for Exp before incorporation		-	-		-
			-	-		-
12/31/07	Issuance of Common stock	62	-	194,750		194,750
	for software building		-	-		-
			-	-		-
12/31/07	Rounding Adjustment		-	-		-
			-	-		-
12/31/07	Net Income (Loss) for the year		-	-	(94,511)	(94,511)
			-	-		-
Balance, December 31, 2007		726	-	321,000	(126,798)	194,202
			-	-		-
12/31/08	Issuance of Common stock
	for software building	5	-	15,000		15,000

12/31/08	Issuance of common stock for
	supporting software projects	13	-	40,250		40,250

12/31/08	Net Income (Loss) for the year		-	-	(65,435)	(65,435)
			-	-		-
Balance, December 31, 2008		744	-	376,250	(192,233)	184,017
			-	-		-
12/15/09	Issuance of Common stock	2	-	10,550		10,550
	for software building		-	-		-
			-	-		-
12/15/09	Issuance of Common stock	-	-	700		700
	for services		-	-		-
			-	-		-
12/31/09	Net Income (Loss) for the year	-	-	-	(85,478)	(85,478)

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

		Common Stock		APIC	Retained	Total
		# of shares	Amount at		Earnings /	Equity
			par value		Accum.
			$0 till 5/10/11		Deficit
		#	$ 0.001	$	$	$

Balance, December 31, 2009		746	-	387,500	(277,711)	109,789
			-	-		-
09/30/10	Issuance of Common stock	2	-	10,800		10,800
	for software building		-	-		-
			-	-		-
12/31/10	Issuance of Common stock	751	-	500		500
	for services		-	-		-
			-	-		-
12/31/10	Rounding adjustments	1	-	-		-

12/31/10	Net Income (Loss) for the year		-	-	(93,464)	(93,464)
			-	-		-
Balance, December 31, 2010		1,500	-	398,800	(371,175)	27,625
			-	-
03/31/11	Net Income (Loss) for the quarter				(14,596)	(14,596)
			-	-
Balance, March 31, 2011		1,500	-	398,800	(385,771)	13,029

03/31/11	Deemed exchange - FFI	(1,498)	-	-	-	-
						-
03/31/11	Un-Exchanged shares - FFI	2	-	398,800	(385,771)	13,029

03/31/11	Deemed exchange - Madison	2,821,033	2,821	(2,821)		-
						-
Balance, March, 31, 2011		2,821,033	2,821	395,979	(385,771)	13,029

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the periods ended March 31, 2011 and 2010

	for the Three months ended		From
	March 31, 2011	March 31, 2010	Inception to
			March 31, 2011

Cash Flows from Operating Activities:
Net Income	$(14,595.83)	$(21,925.00)	$(385,770.88)

Adjustments to reconcile net income to net
cash from operating activities:
Depreciation	6,595.83	21,925.00	245,929.17
Stock issued for services	-	-	127,450.00
(Increase) decrease in operating assets	-
Increase (decrease) in operating liabilities	-
Accrued Compensation	8,000.00	-	8,000.00
Accounts payable - Others	-	-	3,500.00
	-	-
Net Cash provided by Operating Activities	-	-	(891.71)

Cash Flows from Investing Activities:
In-house-software built	-	-	(2,550.00)

Net Cash provided by Investing Activities	-	-	(2,550.00)

Cash Flows from Financing Activities:
Loans from shareholders	-	-	3,441.71

Net Cash provided by Financing Activities	-	-	3,441.71

Net increase (decrease) in cash and cash equivalents	-	-	0.00

Cash and cash equivalents at the beginning of period	-	-	-

Cash and cash equivalents at the end of period	-	-	0.00

Supplemental Information:
Non-Cash Investing & Financing activities
Software built-in-house additions	-	-	(271,350.00)

Common stock issued for software building	-	-	56,301.00
Additional Paid In Capital- for software buildng	-	-	215,049.00

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
NOTES TO FINANCIAL STATEMENTS
March 31, 2011

NOTE 1.                ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.           Organization

Fastfix Inc (the Company) was incorporated on July 21, 2005 under the laws of the State of Delaware to engage in any lawful act or activity.

Significant progress has been made in several areas since forming the vision back in 1999-2000. This breakthrough software solution preliminary version was hosted at http://fastfixinc.cust.flarenetworks.com for over one year during 2001-2002. High-level strategic conceptual framework for the entire global trade infrastructure, encompassing all three distinct market segments, was fully finalized in March 2009. Currently our web site http://www.fastfixinc.com site is hosting many completed parts of the solution.

Further Technology developments and fine tuning of certain key features is in progress. Our unique process and methodology has USPTO # 10/908,753 patent pending status and was granted express permission from USPTO for global / international patent filings.

b.           U.S.  GAAP

The accompanying financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles.

NOTE 2.               PROPERTY AND EQUIPMENT

The Company engaged the services of an Information Technology Company to develop and maintain the website with the unique features to represent the Company's goals and aspirations in reaching and serving its global customers, and recognized the value of the asset Software Built-in-House based on the billings of the IT Company.  By this period, a significant part of the asset has been built enabling us to attract potential investors and clients and we are in the process of developing other important modules also.

The cost of the asset, valued on the above basis, and the accumulated depreciation thereof are as follows:

	For the quarter ending March 31,
	2011	2010
Cost recognized	$273,900	$263,100
Accumulated	(245,929)	(171,794)

Carrying value	27,971	91,306

NOTE 3.               EARNINGS PER COMMON SHARE

Basic earnings per common share are computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the year.  As of March 31, 2011 and 2010, the Company had 1,500 and  746 weighted average number of common shares respectively.

NOTE 4.               TRANSACTIONS WITH RELATED PARTIES

The Company uses the services of MS Acctek Inc, which is controlled by the Company's CFO; since the pre-incorporation years, beginning 2002. The Company has issued a total of  21 common shares for a total amount of $65,250 for services rendered periodically since 2002.

The Company has entered into a retainer agreement with Mintz & Fraade, P.C., a stockholder of the Company, to act as the Company’s legal counsel. In consideration for its legal services rendered and to be rendered pursuant to its retainer agreement with the Company, Mintz & Fraade, P.C. shall receive $100,000 payable from 50% of the first $200,000 received after the first $300,000 received from any source including, but not limited to: (A) the sale of shares of the Company to the public pursuant to a Registration Statement or (B) the sale of shares of the Company pursuant to a Private Placement Memorandum.

NOTE 5.               COMMON STOCK ISSUANCE

A total of 624 common shares were issued as founder shares without cost to the founders of the organization, and included in the shares issued and outstanding for both the years 2010 and 2009. In the year 2010, A total of 50,000,000 common stock shares were issued at a par value of $0.00001 and included in the shares issued and outstanding as of December 31, 2010, as per consulting agreement dated November 29, 2010.

NOTE 6.               SUBSEQUENT EVENTS

Madison Enterprises Group, Inc. (“Madison”, "We", "Us", "Our" or the "Company"), a Delaware corporation, on May 10, 2011, closed with respect to an Acquisition Agreement dated May 10, 2011 (the “Acquisition Agreement”) entered into with Fastfix, Inc. (“Fastfix”), a Delaware corporation (the “Closing”). Pursuant to the terms of the Acquisition Agreement, Madison agreed to acquire up to 100 %  of the issued and outstanding shares of common stock of Fastfix from the stockholders of Fastfix (the “Fastfix Stockholders”) in exchange for up to 2,824,800 shares of the common stock of Madison. Pursuant to the Acquisition Agreement, the Fastfix stockholders unable to deliver their shares of Fastfix Common Stock to Madison at the Closing were required to deliver such shares on or prior to June 9, 2011. The June 9, 2011 deadline was extended several times.

Madison agreed to issue a pro rata amount of the 2,824,800 shares to each of the Fastfix Stockholders who transfers his, hers, or its shares to Madison. As provided by the Acquisition Agreement, Madison agreed to acquire from the Fastfix stockholders  99,658,626 shares which were issued and outstanding of the 100,000,000 shares authorized. It was subsequently determined that only 1500 shares were authorized. Therefore, all calculations of shares owned by the Fastfix stockholders have been adjusted to reflect a total of 1500 shares issued and outstanding immediately prior to the Acquisition Agreement.   At the Closing, Madison received 1,375 shares constituting 91.66% of the issued and outstanding common stock of Fastfix from Fastfix Stockholders and issued 2,589,111 shares constituting 80.66% of the issued and outstanding shares of Madison’s Common Stock. This exchange of shares represented a change of control of Madison from the stockholders of Madison to the Fastfix Stockholders (the “Acquisition”). Subsequent to the Closing through the date hereof, Madison received an additional 123 shares constituting 8.2% of the issued and outstanding common stock of Fastfix from Fastfix Stockholders and issued 212,634 shares of Madison’s Common Stock to those Fastfix Stockholders. Accordingly, an aggregate of 1498 shares constituting 99.87% of the issued and outstanding common stock of Fastfix have been received from Fastfix Stockholders and 2,821,033 shares of Madison’s Common Stock constituting 87.882% of Madison’s Common Stock issued and outstanding were issued to Fastfix’s shareholders.

The percentages set forth in the preceding paragraph do not include the shares which we redeemed from Mintz & Fraade Enterprises, LLC and Sierra Gray Capital, LLC. Pursuant to the Acquisition Agreement, Mintz & Fraade Enterprises, LLC and Sierra Gray Capital, LLC agreed to deliver to us for redemption 2,824,800 shares of Madison's Common Stock, in consideration for the payment of $150,000 payable to Mintz & Fraade, P.C. on behalf of Mintz & Fraade Enterprises, LLC and Sierra Grey Capital, LLC as follows: (i) $37,500 from the first $75,000 of funds received from any source including, but not limited to, a private or public debt or equity offering and (ii) when $37,500 from each additional $75,000 of funds which are received from any source including, but not limited to, a private or public debt or equity offering, so that when $300,000 is received from any source including, but not limited to, a private or public debt or equity offering, the full $150,000 shall have been paid and 2,824,800 shares of Madison Common Stock shall have been paid for.

Pursuant to the Acquisition Agreement, only one Fastfix Stockholder who owns 2 shares representing 0.13% of Fastfix’s issued and outstanding shares prior to the Closing has failed to transfer his Fastfix shares to Madison and did not receive 3,767 shares which constitutes 0.8% of Madison’s Common Stock issued and outstanding.

Pursuant to the Acquisition Agreement as amended, the parties agreed that subsequent to the Closing Madison shall:

1.
amend its Certificate of Incorporation to increase the number of authorized shares to 160,000,000 shares, of which 150,000,000 shares shall be Common Stock and 10,000,000 shares shall be Preferred Stock;

2.	increase the number of outstanding shares of Madison by implementing a 12.3902577-for-1 stock split and
3.	file a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State to change its name to “Fastfix, Inc.” (“Fastfix”).

Subsequent to the Closing, Management determined to increase the number of shares of Common Stock to be authorized to 200,000,000 and the number of shares of Preferred Stock to be authorized to 25,000,000, resulting in a total number of authorized shares of 225,000,000. Management has not increased the number of authorized shares of Common Stock as of this date.

Prior to the execution of the Acquisition Agreement, 21 stockholders of Madison whose shares are included in our Registration Statement declared effective by the SEC signed a letter agreeing not to sell their shares prior to the occurrence of the filing of this Form 8-K and the filing of a post-effective amendment of the Company’s Form S-1 and such post-effective amendment being declared effective.

Shares of Preferred Stock shall be entitled to vote on an “as-converted to common stock basis.” Conversion shall not be affected by reverse stock splits. For example, if the Company makes a reverse split and 100,000,000 shares of Common Stock outstanding are reduced to 20,000,000 shares, the 10,000,000 shares of Preferred Stock will continue to be convertible into 50,000,000 shares of Common Stock.

Pursuant to the terms of the Acquisition Agreement, the Company shall enter into employment agreements with each of Craig Eckert and Vijaya Iswara for a period of three years each, with a base salary of $96,000 per year for each of them. Salaries will not commence until after the Company has raised in excess of $500,000. Mr. Eckert’s salary will accrue as of March 1, 2011; the accrual will be paid out of a percentage of future revenues to be agreed upon.

Deep Sea Logistics, Inc. and Mr. Iswara have agreed to enter into an agreement with the Company which shall provide as follows:

i. Mr. Iswara as the sole owner of Deep Sea Logistics, Inc., shall agree to pay off the Deep Sea Logistics, Inc. outstanding judgments and provide an undertaking that he shall obtain satisfactions of the judgments.  Mr. Iswara  shall further authorize FastFix and/or any stockholder of FastFix to pay off the judgments. Such judgments aggregate approximately $100,000. 100,000 shares of stock of FastFix shall be held in escrow by Mintz & Fraade, P.C. until all claims are satisfied.

ii. FastFix shall have the right to withhold 10% of the first $100,000 of Mr. Iswara’s annual compensation and 25% of any compensation above $100,000 for the benefit of FastFix or the stockholders who pay such judgments.  The unpaid balance shall be due in five (5) years at which time FastFix or the stockholders could sell the stock held in escrow to satisfy any unpaid amount.

iii. A similar structure shall be utilized with respect to judgments and claims against Mr. Iswara. Such judgments aggregate approximately $50,000.

Mr. Iswara has agreed that he and Deep Sea Logistics, Inc. will not engage in any business activities other than through the Company.

FASTFIX, INC AND SUBSIDIARY
(A Development Stage Company)
PRO FORMA BALANCE SHEET AS OF MARCH 31, 2011

	HISTORICAL		Proforma	Proforma
			Adjustments	Consolidated
	FastFix Inc	Madison		as of
	March	March		March
	31, 2011	31, 2011		31, 2011
	$	$	$	$

ASSETS:

Current Assets:
Cash and cash equivalents	-	-	-	-

Total Current Assets	-	-	-	-

Property, Plant, Equipment & Software built-in:
At Cost	273,900	-	-	273,900
Accumulated Depreciation	(245,929)	-	-	(245,929)

Total PPE & Software, net of accumulated depreciation	27,971	-	-	27,971

Other Assets:
Cash in Escrow	-	3,319	-	3,319
Goodwill on acquisition (SFAS 142)	-	-	152,725	152,725

Total Other Assets	-	3,319	152,725	156,044

TOTAL ASSETS	27,971	3,319	152,725	184,015

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
Accounts Payable				-
Related Parties	-	6,416	-	6,416
Others	3,500	-	-	3,500
Accrued Compensation	8,000			8,000
Loans from shareholders	3,442	-	-	3,442
	-	-	-	-
Due to Madison Enterprises, on acquisition	-	-	150,000	150,000
	-			-
Total Current Liabilities	14,942	6,416	150,000	171,358

Stockholders' Equity:
Preferred Stock			-	-
Common Stock:			-	-
2,821,023 shares issued and outstanding	2,821	-	-	2,821
3,206,233 shares issued and outstanding	-	3,206	(3,206)	-
		-	-	-
Additional Paid In Capital	-	-	-	-
Fastfix inc	395,979	-	-	395,979
Madison Enterprises		17,794	(17,794)	-
			-	-
Accumulated Losses since inception			-	-
Fastfix Inc	(385,771)		-	(385,771)
Madison Enterprises		(24,097)	24,097	-
				-
Non-Controlling-Interest (NCI)			(372)	(372)
	-			-
Total Stockholders' Equity	13,029	(3,097)	2,725	12,657

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	27,971	3,319	152,725	184,015

The accompanying notes are an integral part of these financial statements.

FASTFIX, INC AND SUBSIDIARY
(A Development Stage Company)
PRO FORMA STATMENT OF OPERATIONS
For the periods ending

	Historical		Proforma	Proforma
	Fastfix Inc	Madison	Adjustments	Consolidated
	Qtr ending	Qtr eding
	31-Mar-11	31-Mar-11
	$	$	$	$

Revenue	-	-	-	-

Operating Expenses:
General and Administrative expenses	8,000	-		8,000
Depreciation Expense	6,596	-		6,596
	-
Total Operating Expenses	14,596	-	-	14,596

Operating Income (Loss)	(14,596)	-	-	(14,596)

OTHER INCOME (EXPENSES):
Interest Income (Expense), net	-	-		-
	-
Total Other Income (Expenses), net	-	-	-	-

Net Income (Loss)	$(14,596)	-	-	(14,596)

Income Taxes	-	-	-	-

Net Income (Loss) after Income Taxes	(14,596)	-	-	(14,596)

Earnings per common share	(9.73)	-

Weighted average number of common shares	1,500	3,206,233

The accompanying notes are an integral part of these financial statements.

FASTFIX, INC AND SUBSIDIARY
(A Development Stage Company)
PRO FORMA STATMENT OF CASH FLOWS
For the periods ended March 31, 2011

	Historical		Proforma	Proforma
	Fastfix Inc	Madison	Adjustments	Consolidted
	Qtr ending	Qtr ending
	March 31,	March 31,
	2011	2011
	$	$	$	$

Cash Flows from Operating Activities:
Net Income	(14,596)	-	-	(14,596)
		-	-	-
Adjustments to reconcile net income to net		-	-	-
cash from operating activities:		-	-	-
Depreciation	6,596	-	-	6,596
Stock issued for services	-	-	-	-
(Increase) decrease in operating assets	-	-	-	-
Increase (decrease) in operating liabilities	-	-	-	-
Accrued Compensation	8,000	-	-	8,000
Accounts payable - others	-
	-	-	-	-
Net Cash provided by Operating Activities	-	-	-	-

Cash Flows from Investing Activities:				-
In-house-software built	-	-		-

Net Cash provided by Investing Activities	-	-	-	-

Cash Flows from Financing Activities:				-
Loans from shareholders	-	-		-

Net Cash provided by Financing Activities	-	-	-	-

Net increase (decrease) in cash and cash equivalents	-	-	-	-

Cash and cash equivalents at the beginning of period	-	-	-	-

Cash and cash equivalents at the end of period	-	-	-	-

Supplemental Information:
Non-Cash Investing & Financing activities
Software built-in-house additions	-	-	-	-

Common stock issued for software building	-	-	-	-
Additional Paid In Capital for software bldg	-	-	-	-

Assets acquired on acquisition			(3,319)	(3,319)
Liabilities assumed on acquisition			6,416	6,416
Due to Madison shareholders on acquisition			150,000	150,000
Goodwill on acquisition			(152,725)	(152,725)
NCI			(372)	(372)

The accompanying notes are an integral part of these financial statements.